UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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The Colonial BancGroup, Inc.

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TO OUR SHAREHOLDERS:

We cordially invite you to attend the annual meeting of the shareholders of The Colonial BancGroup, Inc. to be held at 10:00 a.m., central time, Wednesday, April 15, 2009, at the Colonial Corporate Campus, 100 Colonial Bank Boulevard, Montgomery, Alabama.

Enclosed is a Notice of the meeting, a Proxy Statement, a Proxy Card and the Annual Report to Shareholders for 2008. At the meeting, we will also report on matters of current interest to our shareholders.

We hope that you will be able to join us for the annual meeting in our Corporate and Bank Headquarters. Whether you plan to attend the meeting or not, please sign and date the enclosed proxy card and return it in the accompanying envelope as promptly as possible. Alternatively, you may submit your vote by telephone or via the internet. Your proxy may be revoked by your vote in person at the meeting, by submission of a later dated proxy, or by you giving written notice of revocation to the Secretary of The Colonial BancGroup, Inc., at any time prior to the voting thereof.

Thank you for your support of Colonial BancGroup.

Sincerely,

Robert E. Lowder Chairman of the Board, Chief Executive Officer and President

March 12, 2009

NOTICE

of the

ANNUAL MEETING OF SHAREHOLDERS

of

THE COLONIAL BANCGROUP, INC.

To Be Held April 15, 2009

NOTICE IS GIVEN that the annual meeting of shareholders of The Colonial BancGroup, Inc. (“BancGroup”), a Delaware corporation, will be held at the Colonial Corporate Campus, 100 Colonial Bank Boulevard, Montgomery, Alabama, on Wednesday, April 15, 2009 at 10:00 a.m., central time, for the following purposes:

1.	To elect the nominees named in the Proxy Statement as directors to serve terms of three years;

2.	To ratify the appointment of PricewaterhouseCoopers, LLP as BancGroup’s independent auditors for 2009;

3.	To approve the amended and restated Stock Incentive Plan;

4.	To approve the amended Employee Stock Purchase Plan; and

5.	To transact such other business as may properly come before the meeting or any adjournments thereof, but which is not now anticipated.

Details respecting these matters are set forth in the accompanying Proxy Statement. Only shareholders of record at the close of business on February 18, 2009 will be entitled to notice of, and to vote at, the meeting. A complete list of the shareholders of record entitled to vote at the meeting, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in the name of each shareholder, shall be open to examination by any shareholder at BancGroup’s principal office at 100 Colonial Bank Boulevard, Montgomery, Alabama, during ordinary business hours for any purpose germane to the meeting. Such list will be open for a period of at least ten days prior to the meeting.

All shareholders of BancGroup are cordially invited to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, YOU MAY VOTE YOUR PROXY VIA TELEPHONE OR THE INTERNET. YOUR PROXY MAY BE REVOKED BY YOUR VOTE IN PERSON AT THE MEETING, BY YOUR EXECUTION AND SUBMISSION OF A LATER DATED PROXY BEFORE THE MEETING, OR IF YOU VOTE ELECTRONICALLY, THEN BEFORE 11:59 P.M. EASTERN TIME ON APRIL 14, 2009, OR BY YOU GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF BANCGROUP AT ANY TIME PRIOR TO THE VOTING THEREOF.

By Order of the Board of Directors

Robert E. Lowder Chairman of the Board, Chief Executive Officer and President

March 12, 2009

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on April 15, 2009

The proxy statement and annual report to shareholders are available at

www.cstproxy.com/colonialbank/2009

THE COLONIAL BANCGROUP, INC.

100 Colonial Bank Boulevard

Post Office Box 241148

Montgomery, Alabama 36124

Telephone: 334-676-5000

PROXY STATEMENT

FOR 2009 ANNUAL MEETING OF SHAREHOLDERS

OVERVIEW

This Proxy Statement and the accompanying Proxy Card are furnished on or about March 12, 2009, by The Colonial BancGroup, Inc. (“BancGroup”) to the holders of record of Common Stock as of February 18, 2009 in connection with BancGroup’s annual meeting of shareholders (the “Annual Meeting”), and any adjournments thereof, to be held on Wednesday, April 15, 2009, at 10:00 a.m., central time, at the Colonial Corporate Campus, 100 Colonial Bank Boulevard, Montgomery, Alabama. The matters to be considered and acted upon, including the election of directors, are described herein.

BancGroup’s Nominating and Corporate Governance Committee and the Board of Directors of BancGroup (the “Board”) recommend (i) the election of each of the three director-nominees named in this Proxy Statement for a term of three years, (ii) the ratification of PricewaterhouseCoopers, LLP as BancGroup’s independent auditors for 2009, (iii) the approval of the amended and restated Stock Incentive Plan and (iv) the approval of the amended Employee Stock Purchase Plan in order that those plans may remain in effect.

Your proxy is solicited on behalf of the Board and is revocable at any time prior to the voting of such proxy by giving written notice of revocation to the Secretary of BancGroup, by submitting a later-dated proxy, or by voting in person at the Annual Meeting. Mere attendance at the Annual Meeting without voting in person will not be sufficient to revoke a previously submitted proxy. All properly submitted proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with instructions, if any. If no instructions are given, the proxies will be voted FOR election of the director-nominees named herein, FOR Proposals 2, 3 and 4 and in accordance with the instructions of management as to any other matters that may come before the Annual Meeting.

The cost of soliciting proxies will be borne by BancGroup. In addition to mailing, proxies may be solicited by personal interview, telephone, facsimile, e-mail or other electronic means. Banks, brokers, nominees or fiduciaries should forward the soliciting material to the principals to obtain authorization for the execution of proxies, as required by law. BancGroup also will allow proxies to be delivered by telephone or via the internet. BancGroup may, upon request, reimburse banks, brokers and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to the principals. BancGroup has retained the firm of Georgeson, Inc. to solicit proxies and will pay that firm a fee of $7,500, plus out of pocket expenses.

SHAREHOLDERS ELIGIBLE TO VOTE

This Proxy Statement is furnished to the holders of Common Stock who were holders of record as of the close of business on February 18, 2009. Only those holders are eligible to vote at the Annual Meeting.

Votes will be tabulated and counted by one or more inspectors of election appointed by the Chairman of the Board. Proxies marked as abstentions and shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Such proxies will be counted for purposes of determining a quorum at the Annual Meeting. A quorum consists of a majority of the shares of Common Stock outstanding.

CORPORATE GOVERNANCE

Director Independence

The Board has determined that the majority of BancGroup’s directors are “independent.” Throughout this Proxy Statement, a reference to being “independent” means independent as that term is defined by Section 303A.02 of the listing standards of the New York Stock Exchange (the “NYSE”). In determining director independence, the Board broadly considers relevant facts and circumstances, including each director’s personal independence and the manner in which each director’s affiliations, both corporate and personal, might impair his or her independence. An independent director must be free of any relationship with BancGroup or its management that may impair the director’s ability to make independent judgments. Particular attention is paid to certain relationships between each director and management of BancGroup and Colonial Bank and any credit relationships that may exist between Colonial Bank and a director or a director’s related interest. Generally, credit relationships with directors and their affiliates will not impair independence so long as the terms of the credit relationship are similar to terms extended to other comparable borrowers. Additionally, unpaid co-membership with another BancGroup director or executive officer on the board or council of any religious, educational, governmental, public-service or non-profit institution is not deemed to adversely impact independence. A director who is an executive officer or principal shareholder of a company that makes payments to or receives payments from BancGroup for property or services in an amount which, in any one of the last three fiscal years, is more than the greater of $1 million or 2% of the consolidated gross revenues of either BancGroup or such director’s company will not be considered independent. Applying these standards, which are intended to comply with the NYSE corporate governance rules, and all other applicable laws, rules and regulations, the Board has determined that each of the following directors presently in office is independent: Lewis E. Beville, Augustus K. Clements, III, Robert S. Craft, Hubert L. Harris, Jr., Clinton O. Holdbrooks, Milton E. McGregor, Joe D. Mussafer, William E. Powell, III, James W. Rane, Simuel S. Sippial, Jr. and Edward V. Welch.(1)

The Board of Directors conducts an annual self-assessment led by the Nominating and Corporate Governance Committee. In addition, the Nominating and Corporate Governance Committee, the Compensation Committee and the Audit Committee undergo an annual assessment of their performance in accordance with their respective charters. The non-employee directors of the Board (which currently are all the directors except the Chairman) meet in executive session at each regularly scheduled meeting, and such meetings are presided over by Mr. Miller, Vice-Chairman of the Board. Prior to July 2008, the Board, at least once a year, held a Super Executive Session comprised solely of independent directors. The Super Executive Session was presided over by Robert Craft, Chairman of the Nominating & Corporate Governance Committee of the Board. On July 9, 2008, the Nominating and Corporate Governance Committee unanimously passed a resolution adding a Super Executive Session at the conclusion of each Executive Session, with the Super Executive Session being presided over by Robert Craft, or his successor. During the July 16, 2008 BancGroup Board of Directors meeting, Mr. Craft advised the Board that the Corporate Governance Committee had passed a resolution requiring that Executive Sessions be followed by Super Executive Sessions each quarter instead of one session per year. The Board intends that independent directors make decisions on matters of corporate governance. As additional corporate governance standards are adopted, they will be disclosed on an ongoing basis on either BancGroup’s website or in its public filings, as appropriate.

Code of Ethics

BancGroup has adopted a Code of Ethics for Principal Financial Officers that applies to BancGroup’s chief executive officer, chief financial officer and chief accounting officer. This code of ethics was attached as Exhibit 14 to BancGroup’s Annual Report on Form 10-K for the year ended December 31, 2003. Each year, the Board of Directors also reviews, amends if necessary or desirable, and readopts a code of ethics that applies to all employees, officers and directors of BancGroup and its subsidiaries. This more general code of ethics is posted on BancGroup’s website at www.colonialbank.com. In addition, copies of the codes of ethics and the committee charters referenced above are available to any shareholder who requests them by contacting David B. Byrne, Jr., Secretary, at 334-676-5000.

(1)	Edward V. Welch will not stand for re-election and will cease serving as a Director on April 15, 2009.

Corporate Governance Guidelines

In compliance with NYSE listing standards, BancGroup has adopted Corporate Governance Guidelines. These guidelines are posted on BancGroup’s website at www.colonialbank.com.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

The Company has a process to facilitate written communications by shareholders or other interested parties to the Board. Persons wishing to write to the Board of Directors of BancGroup or a specific director or committee of the Board should send correspondence to Lewis E. Beville, Chairman, Audit Committee, P.O. Box 241148, Montgomery, Alabama 36124-1148.

All appropriately designated communications received from shareholders or other interested parties will be forwarded to the applicable director or committee of the Board of Directors. Anyone who wishes to communicate with a specific Board member or committee should send instructions asking that the material be forwarded to the director or to the appropriate committee chairman.

BancGroup encourages its directors to attend its annual meeting of shareholders. Last year, all of BancGroup’s directors attended the annual meeting.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

As of February 18, 2009, BancGroup had 202,449,152 shares of Common Stock outstanding with approximately 9,959 shareholders of record. Each such share is entitled to one vote. In addition, as of that date, 2,340,669 shares of Common Stock were subject to issuance upon the exercise of options pursuant to BancGroup’s stock option plans. The holders of stock options are not entitled to vote those shares until they have exercised the options. There are currently 400,000,000 shares of Common Stock authorized. BancGroup is not aware of any material change in the ownership of Common Stock since February 18, 2009.

Security Ownership of Certain Beneficial Owners

As of December 31, 2008, no person was known by BancGroup to be the beneficial owner of more than 5% of the outstanding shares of BancGroup common stock, except as follows:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent of Class
Barclays Global Investors, NA	15,683,142	7.75%
400 Howard Street, San Francisco, CA 94105

(1)	This information is based on a Schedule 13G filed by Barclays Global Investors, NA on February 5, 2009. Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, Barclays Global Investors (Deutschland) AG share voting power over 13,365,105 of the shares and share dispositive power over all of the shares. These shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

Security Ownership of Management and Directors

The following table indicates for each director, director-nominee, executive officer, and all executive officers and directors of BancGroup as a group the number of shares of Common Stock beneficially owned on February 18, 2009.

	Shares of BancGroup Beneficially Owned
Name	Common Stock		Percentage of Class Outstanding
DIRECTORS
Lewis E. Beville	109,398	(1)	*
Augustus K. Clements, III	68,808		*
Robert S. Craft	108,761	(2)	*
Patrick F. Dye	39,560		*
Hubert L. Harris, Jr.	28,305		*
Clinton O. Holdbrooks	540,982	(3)	*
Robert E. Lowder	8,287,028	(4)	4.09%
John Ed Mathison	65,875	(5)	*
Milton E. McGregor	1,705,342		*
John C. H. Miller, Jr.	47,984	(6)	*
Joseph D. Mussafer	56,559		*
William E. Powell, III	54,417		*
James W. Rane	494,839	(7)	*
Simuel S. Sippial, Jr.	82,799		*
Edward V. Welch	66,670	(8)	*

EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS(9)
Sarah H. Moore	277,905		*
Patti G. Hill	261,602		*
David B. Byrne, Jr.	69,519		*
Sandra W. Jansky	75,000		*
Caryn Cope Hughes	102,204		*
All Executive Officers, and Directors as a group	12,441,353	(9)	6.15%

*	Represents less than 1%.
(1)	Includes 480 shares owned by Mr. Beville’s son.
(2)	Includes 2,808 shares held by the IRA of Mr. Craft’s wife. Mr. Craft disclaims beneficial ownership of the shares.
(3)	Includes 100,000 shares held by Mr. Holdbrooks as trustee.
(4)	Includes 500,648 shares of Common Stock subject to options that are exercisable within 60 days of February 18, 2009. In addition, the total includes 25,960 shares owned by Mr. Lowder’s wife. Mr. Lowder disclaims beneficial ownership of these shares. The total also includes 409,768 shares which are owned by the Estate of Catherine K. Lowder, deceased. Mr. Lowder is the personal representative and a beneficiary of the Estate and is also the trustee and a beneficiary of the Catherine K. Lowder Revocable Management Trust, to which the shares will be distributed. Mr. Lowder has been treated as the beneficial owner of these shares.
(5)	Includes 4,500 shares owned by Dr. Mathison’s wife. Dr. Mathison disclaims beneficial ownership of these shares.
(6)	Includes 24,309 shares owned by Mr. Miller’s wife. Mr. Miller disclaims beneficial ownership of these shares.
(7)	Includes 123 shares owned by a trust, of which Mr. Rane is the trustee. Mr. Rane disclaims beneficial ownership of these shares.

(8)	Includes 20,000 shares which are pledged as collateral for borrowings and 362 shares owned by Mr. Welch’s wife’s estate. Mr. Welch disclaims beneficial ownership of these shares.
(9)	Includes all shares subject to options that are exercisable within 60 days of February 18, 2009 by the following BancGroup officers: Ms. Moore (116,429), Ms. Hill (105,629) and Mr. Byrne (31,616). Ms. Moore’s amount includes 5,594 shares owned by her son. Mr. Byrne’s amount includes 1,000 shares owned by his wife. Mr. Byrne disclaims beneficial ownership of these shares. Ms. Jansky began employment with Colonial on December 17, 2008. Caryn Cope Hughes, former Chief Credit Officer, separated from the Company on December 1, 2008. Her 102,204 shares are not included in the total ownership since she is no longer an Executive Officer.

PROPOSAL 1

ELECTION OF DIRECTORS

The Nominees

The Board recommends that the shareholders elect the three persons named below to hold office for terms of three years, or until their successors are elected. BancGroup’s Amended and Restated Certificate of Incorporation provides that the number of directors which shall constitute the entire Board shall be fixed from time to time by resolutions adopted by the Board, but shall not be less than three persons. If the shareholders elect directors as recommended by the Board, then the Board shall consist of 14 members. By resolution, the Board has currently fixed the maximum number of directors at 23.

BancGroup’s Amended and Restated Certificate of Incorporation provides for the election of directors by classes to terms of three years, with one class of approximately one-third of the total number of directors to be elected each year. Because of Mr. Welch’s mandatory retirement and Ms. Linden’s resignation from the Board, there are only three nominees for the 2009 election. Three nominees are proposed for election to the class of directors whose terms expire in 2012. At the Annual Meeting, proxies cannot be voted for more than three directors or for a person who has not been properly nominated.

Nomination Process

The nominees listed below were selected by BancGroup’s Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is comprised solely of independent directors and is responsible for identifying individuals qualified to become Board members and recommending to the Board director nominees. The Nominating and Corporate Governance Committee will periodically review the size and composition of the Board and determine whether it is necessary or advisable to change the size of the Board, or to add or replace directors.

Nominees for director are selected on the basis of outstanding career achievement; broad business experience; independence; financial expertise; integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness and ability to devote adequate time to Board duties. The Board believes that each director should have, and nominees are expected to have the capacity to obtain, a basic understanding of (i) the principal operational and financial objectives, plans and strategies of BancGroup, (ii) the results of operations and financial condition of BancGroup and of any significant subsidiaries or business segments, and (iii) the relative standing of BancGroup and its business segments in relation to its competitors. The Nominating and Corporate Governance Committee also considers it essential that the Audit Committee have at least one member who qualifies as an “Audit Committee Financial Expert” as that term is defined by the Securities and Exchange Commission (the “SEC”) and the NYSE.

The Nominating and Corporate Governance Committee considers a variety of sources when evaluating individuals as potential Board members. BancGroup does not typically retain a search firm to assist in the selection of directors, and for the reasons stated below, there is no policy regarding director candidates recommended by shareholders. However, shareholders are free to communicate regarding director nominations as set forth in “Shareholder Communications with Directors.” Historically, most of BancGroup’s director nominees have served on one of Colonial Bank’s regional boards or the board of a company acquired by BancGroup, and have had a leadership position with a business or institution that is located in a community served by Colonial Bank. The Nominating and Corporate Governance Committee and the Board consider Colonial Bank regional board members to be an excellent source for nominees because service on a regional Colonial Bank board gives an individual an opportunity to better understand Colonial Bank and BancGroup, and the individual’s prior service enables the Nominating and Corporate Governance Committee to evaluate the level of contribution that individual can make to BancGroup and its constituents. The Nominating and Corporate Governance Committee and Board also take into consideration the diversity of the Board when selecting nominees. The Nominating and Corporate Governance Committee will review this process from time to time and may alter the process at its discretion.

If, prior to the voting at the Annual Meeting, any person proposed for election as a director is unavailable to serve or for good cause cannot serve, the shares represented by all valid proxies may be voted for the election of such substitute as the Nominating and Corporate Governance Committee and the members of the Board may recommend. The management of BancGroup knows of no reason why any nominated person would be unavailable to serve as a director.

Vote Required

Assuming a quorum is present at the Annual Meeting, a plurality of the votes cast will be sufficient to elect the directors. Voting for directors is Proposal 1 on the proxy card.

The bylaws of BancGroup contain certain limitations on shareholder nominations of candidates for election as directors at the Annual Meeting. See “Bylaw Provisions Regarding Conduct of Shareholders’ Meetings” for a description of such limitations.

The following table provides certain biographical information about each nominee to be proposed on behalf of the Board and continuing directors whose terms will expire in 2010 and 2011. Unless otherwise indicated, each person has been engaged in the principal occupation shown for at least the last five years. The Board recommends that shareholders vote FOR the approval of the following Director nominees.

NOMINEES FOR A TERM EXPIRING IN 2012:

Name, Age and Year Became Director	Position and Office Held with BancGroup And Colonial Bank	Present and Principal Occupation for Last Five Years
Lewis E. Beville 56, 1997	Director, BancGroup; Chairman, Audit Committee; Member, Nominating and Corporate Governance Committee	Vice President of T&B Ltd. d/b/a Thames, Batre, Mattei, Beville and Ison (insurance agency), Mobile, AL

John Ed Mathison 70, 1987	Director, BancGroup	John Ed Mathison Leadership Ministries; Senior Minister, Frazer Memorial United Methodist Church , 1972 to 2008 - Retired, Montgomery, AL

Joseph D. Mussafer 69, 1981	Director, BancGroup; Member, Risk Committee; Member, Compensation Committee	President, MBC United Wholesale, LLC (beverage distributor), Montgomery, AL

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2011:

Name, Age and Year Became Director	Position and Office Held with BancGroup And Colonial Bank	Present and Principal Occupation for Last Five Years
Augustus K. Clements, III 66, 1997	Director, BancGroup; Member, Executive Committee; Director, Colonial Bank	Managing Partner, Clements Financial Group, LLC, from 2001 through 2004; Financial Representative, Clements Financial Group, LLC since January 2005, Montgomery, AL.

Patrick F. Dye 69, 1981	Director, BancGroup	Special Advisor, Auburn University; Part Owner, Craftmasters Printing; Assistant to the President, Auburn University Foundation, since 2002; Former Host of “Pat Dye Outdoors” (Radio Show); Owner, Crooked Oaks Hunting Preserve; Former Owner, Wildlife Information, LLC (sold in 2006), Auburn, AL.

Milton E. McGregor 69, 1993	Director, BancGroup; Member, Compensation Committee	Chief Executive Officer and President, Macon County Greyhound Park d/b/a Victoryland; Chief Executive Officer and President, Jefferson County Racing Association (greyhound racing facility); Part Owner, Southern Springs Nursing Home; Part Owner, Union Street Partners, Montgomery, AL

William E. Powell, III 64, 1987	Director, BancGroup; Member, Audit Committee; Chairman, Nominating and Corporate Governance Committee; Director, Colonial Bank; Chairman, Colonial Bank Fiduciary Audit Committee	Executive Vice President, Alabama Cattlemen’s Association (trade association representing the beef cattle industry), Montgomery, AL

Simuel S. Sippial, Jr. 66, 1997	Director, BancGroup; Chairman, Compensation Committee; Member, Executive Committee; Member, Risk Committee; Member, Nominating and Corporate Governance Committee; Director, Colonial Bank; Member, Colonial Bank Fiduciary Audit Committee; Member, Colonial Bank CRA Committee	President, Sippial Enterprises, Inc. (real estate investment company); Retired IBM Business Unit Executive, Montgomery, AL

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2010:

Name, Age and Year Became Director	Position and Office Held with BancGroup And Colonial Bank	Present and Principal Occupation for Last Five Years
Robert S. Craft 57, 1992	Director, BancGroup; Member, Nominating and Corporate Governance Committee; Member, Executive Committee; Member, Risk Committee	Mayor—City of Gulf Shores, AL; President, Craft Development Corp. (golf course ownership and development company); Managing Officer, Pinehurst Development (real estate development company); Managing Member, Craft Turf Farms LLC (turf grass production and sales company); President, Wingo Trucking Inc. (trucking company); Managing Member, Bright’s Creek Development Co. LLC (golf course ownership company); Managing Member, TRI-TEL, LLC (hotel ownership company); President, Craft Realty, Inc.; Member, Craft Properties, Ltd. (a family limited partnership); Managing Member, Turf Properties, LLC and Turf Properties #2, LLC (turf grass production and sales company); Member, Craft Farms Land Development Company, LLC.; Member, Robert Craft Ventures LLC; Managing Member, Turf Properties #3, LLC, Foley, AL; Managing Member, Turf Properties #4, LLC, Foley, AL.

Hubert L. Harris, Jr. 65, 2004	Director, BancGroup; Member, Audit Committee; Member, Risk Committee	Chief Executive Officer of INVESCO North America from August 2003 to December 2005 - Retired; Chief Executive Officer of AMVESCAP Retirement from January 1998, to August 2003, Atlanta, GA

Clinton O. Holdbrooks 70, 1986	Director, BancGroup; Chairman, Risk Committee	Chairman of the Board, East Central Area of the Alabama Region from July, 2002 to July 2006 - Retired; Chairman of the Board, Central Alabama Region June 2000 to July 2002, Birmingham, AL

Robert E. Lowder* 66, 1981	Chairman of the Board, Chief Executive Officer and President, BancGroup; Chairman, Executive Committee; Chairman of the Board, Chief Executive Officer and President, Colonial Bank	Chairman of the Board and Chief Executive Officer, BancGroup and Colonial Bank since 1981; also President of BancGroup and Colonial Bank from 1981 to 2003 and since 2005, Montgomery, AL

Name, Age and Year Became Director	Position and Office Held with BancGroup And Colonial Bank	Present and Principal Occupation for Last Five Years
John C. H. Miller, Jr. 65, 1981	Vice-Chairman of the Board, BancGroup; Member, Executive Committee	Vice-Chairman of the Board, BancGroup since April, 2007; Attorney (through August 2006) and disability retiree and consultant, (September 2006 - August 2008) Miller, Hamilton, Snider & Odom, L.L.C. (law firm)—Retired, Mobile, AL

James W. Rane 62, 1997	Director, BancGroup	President, Great Southern Wood Preserving, Inc., Great Southern Wood of Florida, Inc., Great Southern Wood of North Alabama, Inc. and Great Southern Wood—Statesboro, Inc.; Manager, Texas, Great Southern Wood, LLC; President, Global Fibers USA, Inc., (lumber companies), Abbeville, AL

*	Indicates that the director is also an executive officer.

Meetings of the Board of Directors and Committees

BancGroup’s Amended and Restated Certificate of Incorporation provides that there shall be an Audit Committee of the Board composed of not less than three directors appointed by the Board at least annually, none of whom shall be active officers of BancGroup. Pursuant to its charter, the Audit Committee shall meet at least four times each year, review BancGroup’s quarterly and annual financial reports, and report the results of its examinations in writing to the Board at its next regular meeting. The Audit Committee may make recommendations to the Board and, with the approval of the Board, employ an independent firm of certified public accountants. The Board has determined that all members of the Audit Committee are independent, and that each member of the Audit Committee satisfies the experience and financial literacy requirements established by the NYSE. In addition, the Board has determined that two of its members, Lewis E. Beville and Hubert L. Harris, Jr., qualify as audit committee financial experts as defined by the NYSE and the SEC. The Audit Committee met five times in 2008 (See “Audit Committee Report”). The Audit Committee Charter, as amended, is available on BancGroup’s website at www.colonialbank.com.

On January 16, 2008, the Board approved the charter for BancGroup’s newly formed Risk Committee. The Risk Committee was formed for the purpose of overseeing the policies, procedures and practices relating to BancGroup’s enterprise-wide risks, compliance with applicable laws and regulations, and material pending or threatened litigation. The Board has determined that all members of the Risk Committee are independent, and that each member of the Risk Committee satisfies the experience and financial literacy requirements established by the NYSE. This committee met four times in 2008. The Risk Committee’s charter is available on BancGroup’s website at www.colonialbank.com.

BancGroup’s Compensation Committee discharges the Board’s responsibilities in matters relating to executive compensation, administers BancGroup’s executive incentive compensation and equity-based plans, oversees the preparation of BancGroup’s proxy, and produces annually a report on executive compensation for inclusion in BancGroup’s proxy statement. The Compensation Committee met nine times in 2008 (See the “Compensation Committee Report”). All current members of the Compensation Committee have been determined by the Board to be independent. The Compensation Committee’s charter is available on BancGroup’s website at www.colonialbank.com.

BancGroup’s Nominating and Corporate Governance Committee nominates individuals to stand for election as directors of BancGroup, and monitors and evaluates BancGroup’s standards of corporate governance. After a full discussion of qualifications of the nominees, this committee recommended the nomination of the individuals listed on page 7, who will stand for election at the 2009 annual meeting of shareholders. This committee met four times in 2008. The Board has determined that all members of the Nominating and Corporate Governance Committee are independent. The Nominating and Corporate Governance Committee has adopted a charter which is available on BancGroup’s website at www.colonialbank.com. The Nominating and Corporate Governance Committee will consider a nomination recommended by BancGroup shareholders, but only if the nomination is submitted in accordance with its charter.

BancGroup’s Executive Committee performs certain actions in lieu of the Board at times when a meeting of the full Board is not feasible or practicable. This committee met three times in 2008. Actions taken by the Executive Committee at those meetings were later reviewed and ratified by the full board of directors.

During 2008, the Board met four times. All BancGroup directors attended 75% or more of the Board meetings and the respective committee meetings on which they served.

The following table shows the current membership of each committee.

Director	Executive	Audit		Compensation	Nominating and Corporate Governance	Risk
Lewis E. Beville		Chair			X
Augustus K. Clements, III	X
Robert S. Craft	X				X	X
Patrick F. Dye
Hubert L. Harris, Jr.		X				X
Clinton O. Holdbrooks					X	Chair
Robert E. Lowder	Chair
John Ed Mathison
Milton E. McGregor				X
John C. H. Miller, Jr.	X
Joe D. Mussafer				X		X
William E. Powell, III		X			Chair
James W. Rane
Simuel S. Sippial, Jr.	X	X	(1)	Chair	X	X
(1) Effective 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires BancGroup’s directors, certain officers and 10% shareholders, if any, to file reports of ownership and changes in ownership of BancGroup’s common stock on Forms 3, 4 and 5 with the Securities and Exchange Commission. Such directors, officers and 10% shareholders, if any, are required by SEC regulations to furnish BancGroup with copies of all Section 16(a) forms they file.

To BancGroup’s knowledge, based solely on a review of the copies of such forms received by BancGroup, and written representations from certain reporting persons that no Forms 5 were required for those persons, BancGroup believes that during the fiscal year ended December 31, 2008 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with, except that Director Mathison filed one late Form 4 on October 9, 2008, for his spouse’s open market purchase. Ms. Jansky filed one late Form 4 on December 22, 2008 that listed the awards she was granted upon her start date, December 17, 2008. Ms. Hughes filed one late transaction on her Form 5 on February 13, 2009, for her spouse’s open market sale.

COMPENSATION DISCUSSION & ANALYSIS

Compensation Overview

BancGroup strives to attract and retain highly motivated executives through the use of competitive total compensation. The overall guiding principle for executive compensation at BancGroup is to provide Pay for Performance. The Compensation Committee of the Board (hereafter referred to as the “Committee”) believes that compensation should be aligned with BancGroup’s financial performance and the creation of long-term shareholder value. The Committee uses both quantitative and qualitative performance measures to achieve this compensation philosophy, with incentive compensation plans aligned with performance measures that are intended to ultimately drive shareholder value.

Financial Performance

BancGroup reported a loss of $4.71 per share for 2008, representing an earnings decline during 2008 along with many other financial institutions. During 2008, BancGroup paid $0.38 per share in dividends for the first three quarters of 2008, but suspended the payment of dividends in the fourth quarter. BancGroup’s results were significantly impacted by the U.S. recession and the resulting decline in real estate values throughout the Company’s footprint, particularly residential real estate. As a result, under BancGroup’s Pay for Performance philosophy, the named executive officers received total compensation for 2008 and 2007, at well below superior (maximum) levels, driven by no annual cash incentive payouts for 2008 and cash incentives that were well below superior levels for 2007. Like shareholders, the stock values for BancGroup’s executives declined and their overall total compensation was reduced during 2008.

During 2007, BancGroup earned $1.17 per share, including $1.37 per share on an operating basis. BancGroup paid $0.75 per share in dividends during 2007, an increase from $0.68 in 2006, while BancGroup’s share price declined from $25.74 to $12.98. During 2006, BancGroup achieved significant growth in earnings per share to $1.72 while maintaining its traditionally high levels of top quality assets and loans, with correspondingly low levels of non-performing assets. During 2006, shareholders received total returns of about 11.1%, representing an increase in share price from $23.82 to $25.74, plus the payment of $0.68 in dividends.

Role of the Compensation Committee

General

The Committee discharges the Board’s responsibilities in executive compensation matters and oversees equity-based plans for all employees and total compensation for executive officers. By its charter, the Committee is comprised of at least three members of the Board of Directors, each of whom is an independent director under the NYSE listing requirements. To fulfill its responsibilities, the Committee meets throughout the year and also takes action by written consent. During 2008, the Committee met nine times. The Chairman of the Committee reports on Committee actions at all meetings of the Board.

The Committee’s function is more fully described in its charter, which has been approved by the Board, and can be viewed on BancGroup’s website at www.colonialbank.com.

COMPENSATION DISCUSSION & ANALYSIS

Interaction with Compensation Consultants and Management

During 2008, Pearl Meyer & Partners (“Pearl Meyer”) served as the independent executive compensation consultant for the Committee. Pearl Meyer was retained to assist the Committee with general issues relating to executive compensation throughout the year. Although the Committee did not request a competitive pay review in 2008, Pearl Meyer was available as needed to provide assistance and data as requested by the Committee. Pearl Meyer also interacted with BancGroup management to provide data ultimately used by the Committee in its decisions. Pearl Meyer does not provide significant services to BancGroup management outside its role of providing advice to the Committee.

The Committee also requested senior executives, including the named executive officers, to be present at Committee meetings when executive compensation, BancGroup performance, and individual performance may be discussed and evaluated. While executives may provide insight, suggestions or recommendations regarding executive compensation, only the Committee members vote on executive compensation decisions. Compensation decisions regarding other executives were made by the Committee after considering information provided by the Chief Executive Officer.

Compensation Philosophy, Objectives and Determinations

Compensation Philosophy

The overall guiding principle for executive compensation at BancGroup is to provide Pay for Performance. The Committee believes the compensation provided to its executives should be aligned with BancGroup’s financial performance and the creation of long-term shareholder value. It accomplishes this principle by targeting total compensation at or near market median levels for delivering similar financial and shareholder performance. Actual compensation can vary above or below market median levels commensurate with overall performance. As further discussed under Pay Elements, compensation is comprised of three primary components: (1) competitive base salaries; (2) annual cash incentives; and (3) long-term incentives including Options, Performance Based Restricted Stock and Time Based Restricted Stock.

The Committee uses both quantitative and qualitative performance metrics to measure and determine this compensation philosophy, with incentive compensation plans aligned with performance using quantitative factors such as earnings per share (“EPS”), efficiency ratio, net income, non-performing assets ratio, net charge-off ratio, expense control and share price. The Committee believes these measures drive the success and growth of BancGroup and provide enhanced shareholder returns. Individual performance measures are also used along with the corporate measures mentioned previously. The Chief Executive Officer’s performance measures are objective and directly related to the CEO’s roles and responsibilities. Executive officers other than the Chief Executive Officer generally have one component of the annual incentive plan tied to the individual’s overall performance for the year which is subject to the CEO’s judgment, while all other performance measures are related to the Company’s performance and are objective and are quantitatively measurable. Although our annual incentive plans have traditionally been quantitative, due to the volatile economic environment, the Committee believed that the pay-for-performance objectives could best be achieved by allowing the Committee to have discretion in assessing executive pay against a broader view of performance. As a result, with the exception of Mr. Lowder in 2008, the Committee eliminated the formulaic executive incentive plans for 2008 and 2009 thereby allowing the Committee the ability to only pay incentives based upon the attainment of requisite corporate performance in light of the recessionary environment. As described below, the Committee did not award any incentive payouts for 2008.

COMPENSATION DISCUSSION & ANALYSIS

Compensation Objectives

BancGroup seeks to maintain a Pay for Performance culture through its executive compensation programs. The following are the specific objectives of BancGroup’s compensation programs:

•	Attraction—Provide pay levels sufficient to attract highly qualified, experienced executives who can further BancGroup’s interests and enhance long-term shareholder value.

•	Retention—Retain the services of key executives who deliver significant value to BancGroup.

•	Motivation—Motivate executive performance by providing annual and long-term incentives that are contingent upon achieving BancGroup and individual performance goals.

•

Shareholder Value Creation—Create a shareholder value-oriented culture by providing significant compensation opportunities comprised of equity-based incentives coupled with the encouragement of stock ownership.

Compensation Determinations

The Committee considers each of the following factors in determining the appropriate mix and level of compensation for each executive officer:

•	BancGroup’s financial performance, including both annual and long-term.

•	Individual performance of executive officers.

•	The importance of share ownership by executive officers, which places emphasis on equity-based incentives.

•	Competitive pay levels commensurate with BancGroup’s peers.

•	Compensation summaries compiled for each of the executive officers.

The Committee also takes into account the recommendations of BancGroup’s Chief Executive Officer when considering the pay programs, pay levels, objectives and individual performance of the other executive officers, but ultimately makes decisions based primarily on its consideration of the factors discussed above.

Compensation Structure

Pay Elements—Overview

BancGroup maintains three main components of compensation:

•	Salary—fixed pay that takes into account an individual’s role and responsibilities, experience, expertise and individual performance.

•

Annual Cash Incentives—variable pay designed to reward attainment of annual financial and operational goals along with individual performance objectives, with award opportunities expressed as a percent of salary.

•

Long-Term Incentives—equity-based awards including Stock Options (designed to reward for achievement of increased share price), Performance Based Restricted Stock (designed to reward for achievement of long-term financial performance goals), and Time Based Restricted Stock (designed primarily for retention purposes).

In addition, BancGroup provides certain executive perquisites and retirement benefits, as described in the accompanying tables. Each major compensation component is discussed below in more detail.

COMPENSATION DISCUSSION & ANALYSIS

Pay Levels and Benchmarking

The last formal comprehensive review conducted by an independent consultant was completed in 2006 by Pearl Meyer. Although the study was formally completed in 2006, the analysis provided a foundation for the program structure and decisions going forward into 2007 and 2008. In addition, the peer group used for the compensation study was used for performance assessment purposes and to determine vesting levels for the Performance Based Restricted Stock.

The peer group used for 2008 (the “2008 Peer Group”) was developed with the assistance of Pearl Meyer and included 21 financial institutions with total assets ranging between $10 billion and $60 billion. These institutions were selected as peers because of their size, nature of operations, and/or geographic footprint. The following are the financial institutions included in the 2008 Peer Group:

Associated Banc-Corp	Huntington Bancshares Incorporated

BancorpSouth, Inc.	International Bancshares Corporation

BOK Financial Corporation	Marshall & Ilsley Corporation

Citizens Republic Bancorp, Inc.	The South Financial Group, Inc.

City National Corporation	Sterling Financial Corporation

Cullen/Frost Bankers, Inc.	Susquehanna Bancshares, Inc.

First Citizens BancShares, Inc.	Synovus Financial Corp.

First Horizon National Corporation	Valley National Bancorp

FirstMerit Corporation	Whitney Holding Corporation

Fulton Financial Corporation	Wilmington Trust Corporation

Zions Bancorporation

Due to ongoing consolidations and changes in the financial services industry, the specific composition of the peer group may change from year to year. As a result of such changes, 16 of the peer banks were the same as 2007, with five additional banks having been added for the 2008 Peer Group. The 2008 Peer Group was primarily used by the Committee to provide performance comparisons for the purposes of the Performance Based Restricted Stock program described in more detail below.

Pay Mix

BancGroup uses the pay elements described above in a portfolio approach, which provides a well-proportioned mix of retention value, equity interest and at-risk compensation. The mix of metrics also balances annual and long-term compensation by gauging portions of compensation on both short-term financial performance and long-term financial and stock performance. In general:

•	The more senior an executive, the larger the portion of his or her total compensation will be “at-risk”.

•	Incentive compensation is weighted toward long-term equity incentives rather than short-term cash incentives.

Traditionally our total compensation program has consisted of three core components; base salary, annual cash incentive and long-term equity based compensation. In recognition of the Committee’s decision to cancel any quantitative annual incentive for 2008, the mix of total compensation changed in 2008 for most of the executives.

COMPENSATION DISCUSSION & ANALYSIS

For 2008, the targeted pay mix for each named executive officer was as follows:

Executive	Title	Salary as % of Total Compensation	Target Annual Cash Incentives as % of Total Compensation	Target Long- Term Equity Incentive as % of Total Compensation
Robert E. Lowder	Chairman, CEO and President	23%	45%	32%
Sarah H. Moore	SEVP—Chief Financial Officer	50%	0%	50%
Caryn Cope Hughes	SEVP—Chief Credit Officer	50%	0%	50%
Patti G. Hill	SEVP—Chief Operating Officer	50%	0%	50%
David B. Byrne, Jr.	EVP—Secretary and General Counsel	56%	0%	44%
Sandra W. Jansky*	SEVP—Chief Credit and Risk Officer

*	- Because Ms. Jansky was hired in December 2008, the 2008 targeted pay mix proportions are not applicable for her. For 2009, Ms. Jansky’s targeted pay mix is consistent with those of Ms. Moore and Ms. Hill.

In any given year, the Committee may make decisions to rebalance the overall program and address different objectives than those for 2008. Please note that in the table above, Target Annual Cash Incentives are shown as zero for Ms. Moore, Ms. Hughes, Ms. Hill and Mr. Byrne because they did not have a formal annual incentive plan for 2008. This compares to the 2007 targeted mix of 40%, 20% and 40% for salary, annual and long term incentives, respectively for Ms. Moore, Ms. Cope and Ms. Hill; and 48%, 14% and 38% for salary, annual and long term incentives, respectively, for Mr. Byrne. As shown above, Mr. Lowder did have a formal annual incentive plan in 2008 which was dependent upon specific performance goals which were not met. For 2009, the Compensation Committee decided to suspend that incentive plan for Mr. Lowder.

Pay Elements—Programs

Salary

Salary decisions foster the Retention objective and, in the case of a new hire, the Attraction objective. The Committee reviews salaries annually and met in February 2008, to consider and approve salaries for the 2008 fiscal year for the named executive officers. The Committee does not approve salary changes based on a formula. After considering recommendations from the Chief Executive Officer, the Committee decided not to increase executive officer salaries in 2008 in light of the general economic conditions at the time. Ms. Jansky’s salary was based upon competitive data and negotiations in connection with her employment in December 2008.

At its February 2009 meeting, the Committee decided that none of the named executive officers would receive a salary increase again for reasons related to general economic conditions and BancGroup’s overall performance.

Annual Incentives

Annual incentives foster the Motivation objective by creating performance-based compensation that is focused on BancGroup’s annual financial results. In prior years, BancGroup’s annual incentive programs were structured in two formal plans: the Management Incentive Plan (“MIP”) and the Management Team Incentive Plan (“MTIP”). Both the MIP and MTIP provide annual incentive opportunities to the executive officers. The MIP allowed the Committee to decrease the resulting payout (negative discretion) but not to increase the resulting payout (positive discretion), while the MTIP allows for discretion, both positive and negative, on the Committee’s part in determining annual incentive payouts.

COMPENSATION DISCUSSION & ANALYSIS

Both plans focus on providing rewards for BancGroup’s annual financial performance; the MTIP may also take into consideration individual performance. Because of the U.S. recession and the associated difficulties with forecasting financial performance, the MTIP was suspended for 2008, and as such the only named executive officer with defined performance measures for 2008 was Mr. Lowder, who participated in the MIP.

Mr. Lowder’s performance target for 2008 was set at 100% of salary and the performance measures for 2008 were as follows:

Executive	EPS	Efficiency Ratio	Stock Price	Non-Financial(1)
Robert E. Lowder	30%	20%	30%	20%

(1)	Based on selected reputational risk goals

Mr. Lowder’s targets for the various performance measures were as follows: EPS growth—50% relative to the peer group, Efficiency Ratio—50% of the peer group and stock price growth—50% relative to the peer group.

The remaining named executive officers were eligible for a discretionary annual incentive payout based on BancGroup’s general business performance and their individual performance during 2008. In February 2009, the Committee reviewed BancGroup’s 2008 performance with respect to the performance measures chosen for the MIP and certified that Mr. Lowder was not eligible for a payout with respect to 2008. Further, the Committee did not approve any other incentive payments to any named executive officer for 2008 performance.

At the suggestion of management, and also due to the continuing U.S. recession and uncertainty in the banking industry, the Committee suspended the MIP and continued the prior year suspension of the MTIP for 2009.

Long-Term Incentives

Long-term incentives were awarded to executive officers in January 2008 from BancGroup’s 2001 Long-Term Incentive Plan (“LTIP”) and serve to meet the following objectives:

•	Motivation—Performance Based Restricted Stock is earned based on the achievement of long-term financial performance.

•	Retention—Time Based Restricted Stock which vests based on the passage of time and continued employment.

•	Shareholder Value Creation—Stock Options gain value based on increases in BancGroup’s share price.

In addition, the LTIP grants provide the opportunity for each executive officer to achieve and maintain an equity interest in BancGroup.

Each of the executive officers received long-term incentives that included Performance Based Restricted Stock, Time Based Restricted Stock and Stock Options, each of which represented 1/3 of the total LTIP value, designed to place an equal emphasis on long-term financial performance, executive retention, and stock price performance. The Committee believes this is an appropriate split, providing for a significant financial performance incentive (meeting the compensation philosophy’s Motivation objective), which if achieved, is expected to create significant shareholder value (meeting both the Motivation and Shareholder Value Creation objectives). The Committee expects to make annual grants of such equity incentives going forward and may vary the mix depending on the specific facts and circumstances at the time.

COMPENSATION DISCUSSION & ANALYSIS

The 2008 Performance Based Restricted Stock grants are earned based on earnings per share growth relative to the 2008 Peer Group over the three-year performance period of 2008 through 2010. To achieve Threshold payout, BancGroup’s cumulative annual growth rates in earnings per share must be greater than the 40th percentile of the peer group, while Target is set at the 50th percentile and Superior at the 85th percentile of the peer group. All Performance Based Restricted Stock shares granted in 2008 will be forfeited if Threshold performance levels are not achieved. If Threshold performance is achieved, 50% of the granted shares would vest, while Target performance would result in 100% of the granted shares vesting and Superior performance would result in the vesting of 150% of the granted shares. Performance between the respective levels would be pro-rated on a straight line basis.

The 2007 Performance Based Restricted Stock grants are earned based on earnings per share growth relative to the 2007 Peer Group over the three-year performance period from 2007 through 2009. To achieve Threshold payout, BancGroup’s cumulative annual growth rates in earnings per share must be greater than the 40th percentile of the peer group, while Target is set at the 50th percentile and Superior at the 85th percentile of the peer group. All Performance Based Restricted Stock shares will be forfeited if Threshold performance levels are not achieved. If Threshold performance is achieved, 50% of the granted shares would vest, while Target performance would result in 100% of the granted shares vesting and Superior performance would result in the vesting of 150% of the granted shares. Performance between the respective levels would be pro-rated on a straight line basis.

The 2006 Performance Based Restricted Stock grants have substantially the same terms as the 2007 Performance Based Restricted Stock, except that they are for the three-year performance period from 2006 through 2008, and they will vest based upon predetermined cumulative annual growth rates of Colonial’s Earnings Per Share during that period. The Committee believes the EPS growth objectives for the three-year period represent significant financial performance and, if achieved, will enhance shareholder value. The Superior performance levels represent significant performance beyond Target, which if achieved will lead to even more significant enhancement of shareholder value. As of December 31, 2008, the performance criteria were not met in relation to 8,150, 8,150, and 2,625 performance restricted shares for Ms. Moore, Ms. Hill and Mr. Byrne, respectively. During the first quarter of 2009, the Committee certified the results and all shares were forfeited pursuant to the terms of the award agreement. Mr. Lowder was not a participant in the 2006 Performance Based Restricted Stock program.

Additionally, Mr. Lowder received $42,750, $41,250 and $31,500 worth of stock for his service on the BancGroup Board of Directors for 2008, 2007 and 2006, respectively.

Retirement Benefits and Perquisites

BancGroup maintains the Colonial Retirement Plan (“Retirement Plan”), a defined benefit pension plan that covers employees who have met certain age and length of service requirements. The Retirement Plan was frozen as of December 31, 2005, and no employees hired since that time can participate in the Retirement Plan. The amounts shown in the Pension Benefits Table represent those frozen amounts and will not change other than to take into account the change in present values caused by the passage of time. Mr. Byrne and Ms. Jansky are not participants in the Retirement Plan because they began employment after December 31, 2005.

BancGroup does not maintain any supplemental retirement plans for executive officers, but does provide for participation in the Colonial BancGroup 401(k) Plan (the “401(k) Plan”) for substantially all employees, including executive officers.

BancGroup implemented the 2006 Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) at the beginning of 2006. The Deferred Compensation Plan allows for elective deferrals by each participant and was developed to provide tax and retirement planning opportunities to eligible participants. All

COMPENSATION DISCUSSION & ANALYSIS

BancGroup employees meeting the definition of “highly compensated” under the Internal Revenue Code ($100,000 or more of cash compensation for 2007) are eligible to participate in the Deferred Compensation Plan. BancGroup does not provide a match on deferrals to the Deferred Compensation Plan, and all deferrals are of amounts already reported in the Summary Compensation Table.

Other compensation for Mr. Lowder includes $181,913, $251,731 and $508,431, respectively, for 2008, 2007 and 2006, for his personal use of the Company’s aircraft.  Such amount was determined based upon actual incremental operating costs incurred for personal travel.

Committee Discretion

The Committee retains the discretion to decrease all forms of calculated incentive payouts (annual and long-term) based on significant individual or BancGroup performance shortfalls. For executive officers other than Mr. Lowder, the Committee may increase annual incentive payouts and/or consider special awards for significant achievements, including but not limited to superior asset management, investment or strategic accomplishments and/or consummation of mergers, acquisitions, dispositions or conversions. The Committee did not exercise discretion on incentive payouts for any named executive officer for 2008, however, the Committee did exercise some levels of discretion to recognize superior individual performance during 2007 and 2006.

For long-term incentive awards, the Committee does not have the discretion to increase payouts without losing certain taxation protection (see “Impact of Tax and Accounting Considerations” section on page 21), but can exercise negative discretion. In 2008, 2007 and 2006, the Committee did not exercise discretion either to increase or decrease any long-term payouts for the named executive officers.

Conclusion

Pay opportunities for specific executive officers may vary based on a number of factors such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Actual total compensation in a given year may vary above or below the target compensation levels based primarily on the attainment of short and long term financial goals and the enhancement of shareholder value. In some instances, the amount and structure of compensation is based on arm’s-length negotiations with newly recruited executives, which reflects the highly competitive market for quality, proven managerial talent.

The level and mix of compensation that is finally decided upon is considered within the context of both the objective data from the competitive assessment of compensation and performance, as well as the subjective factors outlined above. The Committee believes that each of the compensation programs for the executive officers is within the competitive range of peer bank practices when compared to the objective comparative data even where subjective factors may have influenced the compensation decisions.

Timing of Equity Grants

The Committee grants Stock Options and other equity-based awards to BancGroup’s executive officers and other employees on the day the Committee meets and approves such awards. Grants of these equity-based awards are generally determined by the Committee following their review of BancGroup’s prior year performance, as well as the performance of individual executive officers. For 2008, other than the grants to Ms. Jansky, all grants to executive officers of Stock Options, Performance Based Restricted Stock and Time Based Restricted Stock were made on January 15, 2008, which was the date the Committee conducted a regularly scheduled meeting. The grants of Stock Options and Time Based Performance Units to Ms. Jansky were made upon her hiring in December 2008. Stock Options and other equity-based awards may also be granted at other times of the year in the event of a new hire, promotion or retention.

COMPENSATION DISCUSSION & ANALYSIS

The 2008 Stock Options were granted with an exercise price equal to the closing price of BancGroup’s stock on the date of grant, which conforms to the Securities & Exchange Commission’s concept of fair market value as promulgated in its regulations covering the reporting of pay for named executive officers in proxy statements.

Mr. Lowder and the other executive officers did not play a role in the Committee’s decision as to the timing of the grants of Stock Options. Following Committee approval, Human Resources and Accounting are charged with the ongoing administration of LTIP grants.

Adjustment or Recovery of Awards

Under Section 304 of The Sarbanes-Oxley Act of 2002, if BancGroup is required to restate its financial statements due to material noncompliance with any financial reporting requirements based upon a judicial determination of misconduct, the Chief Executive Officer and Chief Financial Officer must reimburse BancGroup for:

•	Any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document.

•	Any profits realized from the sale of securities of BancGroup during those 12 months.

Consideration of Prior Amounts Realized

In furtherance of BancGroup’s philosophy to reward executive officers for demonstrated superior performance, prior compensation outcomes, including stock compensation gains, are generally not considered in setting future compensation levels.

Post-Termination Payments

BancGroup had not historically used broad based employment, severance or change in control agreements for executive officers. Management and the Committee were aware that such agreements were in place at a significant majority of the peer banks and that the implementation of such agreements would positively affect BancGroup’s ability to attract and retain key executives. As a result, during the first quarter of 2007, the Committee approved change in control agreements for certain executive officers and a limited number of other employees. In addition, the Committee approved an employment agreement, which included a change in control agreement for Ms. Jansky when she was hired in December 2008. See Pages 30 through 32 for additional discussion of the change in control agreements.

Stock Ownership Guidelines and Pledging Policies

BancGroup does not currently have formal stock ownership guidelines in place, but does encourage executive officers to own shares by providing significant equity opportunities through Stock Options, Performance Based Restricted Stock, Time Based Restricted Stock, the Employee Stock Purchase Plan and the 401(k) Plan. The Committee has not mandated stock ownership guidelines, however, BancGroup’s Chairman, Chief Executive Officer and President has historically been BancGroup’s largest shareholder and, as of the record date, remains BancGroup’s largest non-institutional shareholder.

BancGroup also maintains a policy that prohibits executive officers from holding BancGroup securities in a margin account or pledging BancGroup securities as collateral for a loan. An exception exists if the executive requests prior approval from BancGroup to pledge securities as collateral for a loan (but not for margin accounts) and the executive can demonstrate the financial capacity to repay the loan without reliance on the pledged securities.

COMPENSATION DISCUSSION & ANALYSIS

Impact of Tax and Accounting Considerations

As a general matter, the Committee considers the tax and accounting implications of the various compensation vehicles used by BancGroup. The Committee examines the accounting cost associated with long-term incentive grants when determining the amounts of such grants made to executive officers and employees.

Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the Chief Executive Officer and the next four highest compensated officers. Exceptions are made for qualified performance-based compensation, among other things. The Committee’s goal is to maximize the deductibility of executive compensation while maintaining competitive compensation levels.

Instruments which are considered performance-oriented and tax deductible under Section 162(m) include Stock Options, Performance Based Restricted Stock and MIP annual incentive amounts. Salaries, Time Based Restricted Stock and MTIP annual incentives are generally tax deductible to the extent that they total less than $1 million for each named executive officer. For 2008, 2007 and 2006, there was a portion of the compensation for the Chief Executive Officer which BancGroup was not able to deduct for income tax purposes. All other compensation for the named executive officers was deductible because the total was less than $1 million for each executive.

If the Company issues preferred stock under the U.S. Treasury Capital Purchase Program or participates in certain other portions of the Troubled Asset Relief Program, BancGroup expects to be subject to a more stringent limitation on tax deductions for compensation arrangements under Internal Revenue Code Section 162(m)(5) and as such, the Company and the Committee will review the existing compensation agreements for each officer to ensure compliance with the Emergency Economic Stabilization Act and the American Recovery and Stabilization Act.

Summary Compensation Table for 2008

The following table provides information concerning total cash compensation earned or paid to the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers of the Company during the fiscal years ended December 31, 2008, 2007 and 2006, as well as the percentage change from the prior year.

Total Cash Compensation:

Name and Principal Position	Year	Total Cash Compensation		Percentage Change from Prior year
Robert E. Lowder,	2008	$1,158,041		0%
Chairman, CEO and President	2007	$1,158,041		-34.8%
	2006	$1,777,302

Sarah H. Moore,	2008	$428,904		-40.9%
SEVP and Chief Financial Officer	2007	$726,263		5.4%
	2006	$689,000

Caryn Cope Hughes,	2008	$428,904	(1)	-19.8%
Former SEVP and Chief Credit Officer	2007	$535,058		-20.5%
	2006	$672,750

Patti G. Hill,	2008	$428,904		-40.9%
SEVP and Chief Operating Officer	2007	$726,263		5.4%
	2006	$689,000

David B. Byrne, Jr.	2008	$325,000		-16.4%
EVP, Secretary and General Counsel	2007	$388,895		7.3%
	2006	$362,500

Sandra W. Jansky	2008	$300,000	(2)
SEVP and Chief Credit and Risk Officer	2007	—
	2006	—

COMPENSATION DISCUSSION & ANALYSIS

(1)	Ms. Hughes resigned on December 1, 2008 and her separation payment of $464,000 is not included in her total cash compensation shown in this table.
(2)	Ms. Jansky’s compensation for 2008 consists solely of a signing bonus paid at the start of her employment in December 2008.

The amounts included in the above table for 2008 represent salary only, as no annual cash incentives were paid for that year to any named executive officers. For Mr. Lowder, both 2007 and 2008 represent salary only, as he did not receive a cash incentive for either year. The Company believes that this table provides a clear illustration of its Pay-for-Performance philosophy. In addition, the amounts ascribed to equity incentives in the Summary Compensation Table below significantly overstate the actual values realized by the executives over the course of 2006 - 2008, reflecting the returns our shareholders have realized over the same period.

Total Compensation:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock awards ($)(3)	Option awards ($)(3)	Non-equity incentive plan compensa- tion ($)(2)	Change in pension value and nonqualified deferred compensa- tion earnings ($)(4)	All other compensa- tion ($)(5)	Total Compensa- tion ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert E. Lowder,	2008	$1,158,041	$—	$144,587	$436,152	$—	$—	$238,163	$1,976,943
Chairman, CEO and President	2007	1,158,041		290,345	319,209	—	2,160	354,169	2,123,924
	2006	1,117,800		346	215,882	659,502		625,870	2,619,400

Sarah H. Moore,	2008	$428,904	$—	$96,239	$107,058	$—	$—	$13,500	$645,701
SEVP and Chief Financial Officer	2007	428,904	150,000	137,623	85,484	147,359	—	13,500	962,870
	2006	414,000	68,000	179,743	51,577	207,000		12,100	932,420

Caryn Cope Hughes,	2008	$428,904	$—	$—	$107,534	$—	$2,549	$477,500	$1,016,487
Former SEVP and Chief Credit Officer	2007	428,904		137,623	90,461	106,154	4,071	11,250	778,463
	2006	414,000		179,743	56,568	258,750		12,600	921,661

Patti G. Hill,	2008	$428,904	$—	$96,239	$108,147	$—	$—	$11,613	$644,903
SEVP and Chief Operating Officer	2007	428,904	150,000	137,607	81,618	147,359	—	11,250	956,738
	2006	414,000	68,000	176,942	47,711	207,000		29,500	943,153

David B. Byrne, Jr.	2008	$325,000	$—	$17,317	$63,262	$—	$—	$13,716	$419,295
EVP, Secretary and General Counsel	2007	325,000		30,362	45,907	63,895	—	13,500	478,665
	2006	250,000		26,728	28,694	112,500	—	6,365	424,287

Sandra W. Jansky	2008	$—	$300,000	$1,385	$501	$—	$—	$—	$301,886
SEVP and Chief Credit and Risk Officer	2007
	2006

(1)	Salaries reflected herein were effective as of January 1 of the respective year. Ms. Hughes resigned on December 1, 2008 and her separation payment is included in her total. Ms. Jansky was hired on December 17, 2008. Her salary is $500,000 per year, however, due to her start date, Ms. Jansky did not receive any salary during 2008.
(2)	The amounts shown for Mr. Lowder, Ms. Moore, Ms. Hughes, Ms. Hill and Mr. Byrne were earned for performance during the year and paid the following February. The amount in the Bonus column for Ms. Jansky reflects a signing bonus pursuant to her employment contract. The amounts in the Bonus column for Ms. Moore and Ms. Hill reflect discretionary bonuses.
(3)	Columns (e) and (f) include amounts recognized as expense for equity compensation by BancGroup during 2006, 2007 and 2008 without considering estimated forfeitures. Expense is recognized in years during which service or performance is required for the employee to vest in the award or option. Because of the vesting features of the awards and options, the 2008 expense includes grants from 2003 through 2008, the 2007 expense includes grants from 2002 through 2007 and the 2006 expense includes grants from 2001 through 2006. Valuation assumptions for the purposes of calculating the expense are included in BancGroup’s Annual Report on Form 10-K for 2008. Expense is calculated in accordance with GAAP and does not reflect the actual value received by the executive, which may be more or less than the amount shown or zero. For Ms. Hughes, because of her separation from the Company, no amount is reportable for 2008.
(4)	No amounts are reportable for 2006. The benefits shown for Ms. Hughes for 2008 and Mr. Lowder and Ms. Hughes for 2007 are the result of changes from the time value of money as they are one year closer to assumed retirement and changes in the discount rate being utilized to determine the present value. See following discussion of pension and nonqualified deferred compensation plans.

COMPENSATION DISCUSSION & ANALYSIS

(5)	All other compensation in Column (i) includes the following amounts:

	Year	401 (k) Match	Profit Sharing Match	Other Compensation(6)	Totals
Robert E. Lowder, Chairman, CEO and President	2008 2007 2006	$13,500 13,500 6,600	$0 0 5,500	$224,663 340,669 613,770	$238,163 354,169 625,870

Sarah H. Moore, SEVP and Chief Financial Officer	2008 2007 2006	$13,500 13,500 6,600	$0 0 5,500	$0 0 0	$13,500 13,500 12,100

Caryn Cope Hughes, Former SEVP and Chief Credit Officer	2008 2007 2006	$13,500 11,250 6,600	$0 0 5,500	$464,000 0 500	$477,500 11,250 12,600

Patti G. Hill, SEVP and Chief Operating Officer	2008 2007 2006	$11,613 11,250 6,600	$0 0 5,500	$0 0 17,400	$11,613 11,250 29,500

David B. Byrne, Jr. EVP, Secretary and General Counsel	2008 2007 2006	$13,716 13,500 865	$0 0 5,500	$0 0 0	$13,716 13,500 6,365

(6)	Other compensation for Mr. Lowder also includes $181,913 for personal use of the company’s aircraft. Such amounts were determined based upon actual incremental operating costs incurred for personal travel. Mr. Lowder’s Other Compensation also includes $42,750 in stock which represents payment for his service as a BancGroup Director during 2008.

During 2008, the MTIP was suspended by the Compensation committee. Further, no payouts were made under the MIP since the performance measures were not met.

For 2008 and 2007, the only amounts presented in Column (h) represent the net increase in value arising from the change in net present value of the expected benefit payments under the Colonial Retirement Plan resulting from the passage of time and the change in the applicable discount rate. For Ms. Hill and Ms. Moore, the net loss from the funds included in the Deferred Compensation Plan more than offset the change in net present value of their pension benefits. For 2006, no amounts are included in Column (h) as the annual change in the present value of accumulated pension benefit for each executive officer was a decrease in value. This Plan was closed to new employees on December 31, 2005. Relevant compensation amounts and years of service for future benefit calculations were also frozen at that time. The change in present value, which represents the present time value of money for one year (i.e., the executives are one year closer to retirement and the amounts are one year closer to probable payout) was more than offset by an increase in the discount rate used to calculate the present value amounts (as determined by increased market rates). BancGroup does not maintain any supplemental retirement plans for the executive officers. The Deferred Compensation Plan does not provide for any match from BancGroup or for above market returns on the deferred balances.

The amounts in Column (i) are detailed in the chart included below the Table. BancGroup maintains a 401(k)/Profit Sharing Plan whereby BancGroup matched 401(k) deferrals for all employees (up to a total of 6% of pay for 2008 and 2007 and 3% of pay for 2006). During 2006, BancGroup also contributed 2.5% as profit sharing. Both components were available to substantially all employees and are subject to IRS limits. Other compensation for Mr. Lowder also includes $181,913, $251,731 and $508,431, respectively, for 2008, 2007, and 2006, for the personal use of the Company’s aircraft. Such amounts were determined based upon actual incremental operating costs incurred for personal travel. Mr. Lowder’s Other Compensation also includes $47,688 and $73,839 for executive security and other services rendered during 2007 and 2006 as well as $42,750, $41,250 and $31,500 in stock which represents payment for his service as a BancGroup Director during 2008, 2007 and 2006.

During 2006, because of Ms. Hill’s frequent travel to Montgomery for BancGroup business, the Company provided Ms. Hill with access to a temporary housing facility in Montgomery. This facility was not Ms. Hill’s

COMPENSATION DISCUSSION & ANALYSIS

primary residence. Ms. Hill’s Other Compensation includes $17,400 as the amount paid by BancGroup for the house. Ms. Hill personally paid all other expenses relative to the maintenance of the rental house. For 2008 and 2007, the Company did not reimburse any of Ms. Hill’s expenses for this or any other housing facility.

Grants of Plan-based Awards

The following table details the plan-based incentive grants made to the executive officers during fiscal 2008.

		Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)(3)(4)			All other stock awards: number of shares of stock (#)(3)(5)	All other option awards: number of securities under- lying options (#)(6)(7)	Exercise or base price of option awards ($/Sh)(8)	Total fair market value on grant date ($)(9)(10)
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Robert E. Lowder	na	$579,021	$1,158,041	$2,316,082
Robert E. Lowder	1/15/2008				25,643	51,286	76,929				$579,019
Robert E. Lowder	1/15/2008							51,286			$579,019
Robert E. Lowder	1/15/2008								200,000	$11.29	$448,000
Sarah H. Moore	na	—	—	—
Sarah H. Moore	1/15/2008				6,332	12,663	18,995				$142,965
Sarah H. Moore	1/15/2008							12,663			$142,965
Sarah H. Moore	1/15/2008								63,825	$11.29	$142,968
Caryn Cope Hughes	na	—	—	—
Caryn Cope Hughes	1/15/2008				6,332	12,663	18,995				$142,965
Caryn Cope Hughes	1/15/2008							12,663			$142,965
Caryn Cope Hughes	1/15/2008								63,825	$11.29	$142,968
Patti G. Hill	na	—	—	—
Patti G. Hill	1/15/2008				6,332	12,663	18,995				$142,965
Patti G. Hill	1/15/2008							12,663			$142,965
Patti G. Hill	1/15/2008								63,825	$11.29	$142,968
David B. Byrne, Jr.	na	—	—	—
David B. Byrne, Jr.	1/15/2008				3,838	7,676	11,514				$86,662
David B. Byrne, Jr.	1/15/2008							7,676			$86,662
David B. Byrne, Jr.	1/15/2008								38,690	$11.29	$86,666
Sandra W. Jansky	12/17/2008							75,000			$168,750
Sandra W. Jansky	12/17/2008								50,000	$2.25	$61,000

(1)	Amounts represent MIP definitions for 2008 and are based upon the salary of the Chief Executive Officer as of December 31, 2008. The actual amounts paid under this plan are included in the Summary Compensation Table columns (d) and (g). As Colonial does not maintain an active structured incentive plan for Ms. Moore, Ms. Hill, Mr. Byrne, and Ms. Jansky, no amounts are included herein for the individuals. Ms. Hughes was no longer an employee at December 31, 2008.
(2)	Performance Based Restricted Stock vests based upon BancGroup’s earnings per share growth compared to the 2008 Peer Group over the years 2008 through 2010 and can result in a range of possible vesting alternatives including : none, Threshold, Target and Superior which are 0%, 50%, 100% and 150%, respectively, of the shares granted. Results between Threshold, Target and Superior will be pro-rated between those vesting levels.
(3)	The annual expense associated with these awards is also included in the amounts in the Summary Compensation Table (column e) and the shares are included in the Outstanding Equity Awards at Year End Table (column g and h).
(4)	These awards will vest only upon the attainment of earnings per share targets described in footnote (2) above.
(5)	The 2008 Time Based Restricted Stock grants to Mr. Lowder, Ms. Moore, Ms. Hill and Mr. Byrne will vest on January 15, 2013 provided the executive remains employed by BancGroup until that date. The Time Based Performance Units granted to Ms. Jansky will vest 20% per year over five years beginning one year from the date of grant provided Ms. Jansky remains employed by BancGroup.
(6)	These options vest at the rate of 20% per year beginning on the first anniversary of the date of grant.
(7)	These awards are also discussed in the Summary Compensation Table (column f) and the Outstanding Equity Awards at Year End Table (column c).
(8)	Market value as defined by BancGroup’s 2001 Long Term Incentive Plan was the closing price of BancGroup’s stock on the date of grant.
(9)	Mr. Lowder’s fair market value on grant date for his option grant is lower than his restricted stock award values because BancGroup’s 2001 Long Term Incentive Plan prohibits the granting of more than 200,000 options to an employee during a fiscal year.
(10)	As of December 31, 2008, the intrinsic value of the stock options was negative for all executive officers reported herein.

COMPENSATION DISCUSSION & ANALYSIS

Performance Based Restricted Stock with the following characteristics was granted to each executive officer:

•

Shares will vest based upon the achievement of EPS growth targets relative to the peer group over a three-year performance period covering 2008 through 2010. The 2008 Peer Group is described in the Compensation Discussion & Analysis. The Committee expects to certify the level of EPS growth performance achieved at the beginning of the 2011 fiscal year and vest the Performance Based Restricted Stock grants as appropriate.

•

Below threshold, Threshold, Target and Superior performance levels are defined and will determine if zero, 50%, 100% or 150%, respectively, of the Performance Based Restricted Stock will vest and be earned by the participants.

•	To achieve Threshold, Target, or Superior payouts, BancGroup’s average compound annual growth of EPS would have to be at the 40th, 50th, and 85th percentile of the peer groups, respectively.

•	Performance levels that are more than Threshold but below Target or that are more than Target but below Superior performance levels will be pro rated based upon the actual performance achieved.

•	No shares of Performance Based Restricted Stock will vest if Threshold performance levels are not achieved.

•	The 2008 Performance Based Restricted Stock was valued at $11.29 per share, the closing price on the date of grant.

For 2008, Time Based Restricted Stock was granted to each executive officer on January 15, 2008. The shares vest on January 15, 2013, provided the executive remains employed by BancGroup until that time.

For 2008, the annual grant of Stock Options to the executives was made on January 15, 2008 and the Stock Options have the following terms:

•	A grant price of $11.29 per share, which represents the closing price as of that date.

•	A Black-Scholes value of $2.24 per share.

•	A ten year term.

•	A vesting schedule at the rate of 20% per year beginning on the first anniversary of the date of grant.

•	The grants were nonqualified stock options.

For 2008, the grant of Stock Options to Ms. Jansky was made on December 17, 2008 and the Stock Options have the following terms:

•	A grant price of $2.25 per share, which represents the closing price as of that date.

•	A Black-Scholes value of $1.22 per share.

•	A ten year term.

•	A vesting schedule at the rate of 20% per year beginning on the first anniversary of the date of grant.

•	The grants were nonqualified stock options.

COMPENSATION DISCUSSION & ANALYSIS

Outstanding Equity Awards at Year-End

The following table details all outstanding equity grants for the executive officers as of December 31, 2008.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares that have not vested (#)(1)	Market value of shares that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares that have not vested (#)(1)	Equity incentive plan awards: market or payout value of unearned shares that have not vested ($)(2)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert E. Lowder	100,000			$10.50	12/30/2009
Robert E. Lowder	200,000			$10.38	3/29/2010
Robert E. Lowder	120,000	80,000		$24.09	12/22/2015
Robert E. Lowder	20,324	81,296		$25.81	1/16/2017
Robert E. Lowder						21,715	$44,950
Robert E. Lowder								21,715	$44,950
Robert E. Lowder						604	$1,250
Robert E. Lowder		200,000		$11.29	1/15/2018
Robert E. Lowder						51,286	$106,162
Robert E. Lowder								51,286	$106,162
Robert E. Lowder						1,597	$3,306
Sarah H. Moore	10,000			$10.50	12/30/2009
Sarah H. Moore	23,800			$9.50	5/16/2010
Sarah H. Moore	10,000			$12.54	6/18/2011
Sarah H. Moore	5,000			$14.81	12/28/2011
Sarah H. Moore	5,000			$11.75	12/30/2012
Sarah H. Moore	10,000			$17.28	12/23/2013
Sarah H. Moore	8,000	2,000		$21.45	12/28/2014
Sarah H. Moore						30,000	$62,100
Sarah H. Moore	14,552	21,828		$25.40	4/18/2016
Sarah H. Moore								8,150	$0
Sarah H. Moore	5,018	20,072		$25.81	1/16/2017
Sarah H. Moore						5,360	$11,095
Sarah H. Moore								5,360	$11,095
Sarah H. Moore		63,825		$11.29	1/15/2018
Sarah H. Moore						12,663	$26,212
Sarah H. Moore								12,663	$26,212
Caryn Cope Hughes	6,740			$11.75	12/30/2012
Caryn Cope Hughes	8,000			$17.28	12/23/2013
Caryn Cope Hughes	6,000			$21.45	12/28/2014
Caryn Cope Hughes	14,552			$25.40	4/18/2016
Caryn Cope Hughes	5,018			$25.81	1/16/2017
Patti G. Hill	20,000			$10.50	12/30/2009
Patti G. Hill	20,000			$12.54	6/18/2011
Patti G. Hill	5,000			$14.81	12/28/2011
Patti G. Hill	3,000			$11.75	12/30/2012
Patti G. Hill	5,000			$17.28	12/23/2013
Patti G. Hill	8,000	2,000		$21.41	12/30/2014
Patti G. Hill						30,000	$62,100
Patti G. Hill	14,552	21,828		$25.40	4/18/2016
Patti G. Hill								8,150	$0
Patti G. Hill	5,018	20,072		$25.81	1/16/2017
Patti G. Hill						5,360	$11,095
Patti G. Hill								5,360	$11,095

COMPENSATION DISCUSSION & ANALYSIS

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares that have not vested (#)(1)	Market value of shares that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares that have not vested (#)(1)	Equity incentive plan awards: market or payout value of unearned shares that have not vested ($)(2)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Patti G. Hill		63,825		$11.29	1/15/2018
Patti G. Hill						12,663	$26,212
Patti G. Hill								12,663	$26,212
David B. Byrne, Jr.	8,000	12,000		$23.89	1/18/2016
David B. Byrne, Jr.	4,687	7,029		$25.40	4/18/2016
David B. Byrne, Jr.								2,625	$0
David B. Byrne, Jr.						2,625	$5,434
David B. Byrne, Jr.	2,424	9,696		$25.81	1/16/2017
David B. Byrne, Jr.						2,590	$5,361
David B. Byrne, Jr.								2,590	$5,361
David B. Byrne, Jr.		38,690		$11.29	1/15/2018
David B. Byrne, Jr.						7,676	$15,889
David B. Byrne, Jr.								7,676	$15,889
Sandra W. Jansky		50,000		$2.25	12/17/2018
Sandra W. Jansky						75,000	$155,250

(1)	The restricted stock awards are also discussed in the Summary Compensation Table column (e) and the Grants of Plan Based Awards Table columns (g) and (i).
(2)	Market value as of December 31, 2008 based on BancGroup’s closing share price of $2.07.
(3)	As of December 31, 2008, the performance criteria were not met in relation to 8,150, 8,150 and 2,625 performance restricted shares for Ms. Moore, Ms. Hill and Mr. Byrne, respectively. During the first quarter of 2009, all shares were forfeited pursuant to the terms of the award agreement.

•	Stock Options are shown in Columns (b), (c) and (d), and vest at the rate of 20% per year beginning on the first anniversary of the date of grant.

•	Performance Based Restricted Stock grants are shown in Columns (i) and (j) and represent target values. These values may increase or decrease in future years based on future performance.

•

Time Based Restricted Stock for the named executive officers and Ms. Jansky’s Time Based Performance Units, shown in Columns (g) and (h), vest based on the passage of time (generally five years after the date of grant) and continued service to BancGroup.

In 2007, BancGroup announced its intention to no longer grant incentive stock options and therefore the Stock Options that were granted during 2008 were nonqualified stock options.

All year-end stock values are based on a closing stock price of $2.07 as of December 31, 2008.

COMPENSATION DISCUSSION & ANALYSIS

Option Exercises and Stock Vested

The following table provides information with respect to option exercises and restricted stock vesting during 2008 by each of the named executive officers. The named executive officers did not exercise any options and did not vest in any restricted shares during 2008.

	Option awards		Stock awards
Name	Number of shares acquired on exercise(#)	Value realized upon exercise ($)(1)	Number of shares acquired on vesting(#)	Value realized on vesting ($)(2)
(a)	(b)	(c)	(d)	(e)
Robert E. Lowder	—	—	—	—
Sarah H. Moore	—	—	—	—
Caryn Cope Hughes	—	—	—	—
Patti G. Hill	—	—	—	—
David B. Byrne, Jr.	—	—	—	—
Sandra W. Jansky	—	—	—	—

(1)	Value realized is the difference between the fair market value of the securities underlying the options and the exercise price on the date of exercise. Although Column (c) reflects “value realized” upon the option exercises, the executive officers continue to own these shares.
(2)	Value realized is the closing price of the stock on the day prior to the vesting date multiplied by the number of shares that vested.

Pension Benefits

BancGroup and subsidiaries maintain the Colonial Retirement Plan (“Retirement Plan”), a defined benefit pension plan that covers employees who have met certain age and length of service requirements. The Retirement Plan uses the projected unit credit method for benefit calculations. Participants must have five years of employment to be eligible for benefits. The amounts reflected below represent the calculated present value of each executive officer’s benefits under the plan as of December 31, 2008.

Name	Plan Name	Number of years of credited service (#)	Present value of accumulated benefit ($)	Payments during last fiscal year ($)(1)
(a)	(b)	(c)	(d)	(e)
Robert E. Lowder	The Colonial Retirement Plan	34	$743,765	$0
Sarah H. Moore	The Colonial Retirement Plan	8	72,623	0
Caryn Cope Hughes	The Colonial Retirement Plan	20	207,390	0
Patti G. Hill	The Colonial Retirement Plan	11	142,858	0
David B. Byrne, Jr.	The Colonial Retirement Plan	0	0	0
Sandra W. Jansky	The Colonial Retirement Plan	0	0	0

(1)	BancGroup did not make any contributions to the plan during 2008. No payments were made from the Retirement Plan to any of the executive officers during 2008.

The Retirement Plan provides benefits based on:

•

The number of years of service, up to a maximum of 25 years. A participant receives credit for a year of service for every year in which 1,000 hours are completed in the employment of BancGroup. No credit will be granted for years of service after December 31, 2005.

COMPENSATION DISCUSSION & ANALYSIS

•	The participant’s final average earnings (through December 31, 2005), defined as all compensation except compensation which relates to director fees.

•	The amount of Social Security Covered Compensation, subject to statutory limitations.

Benefits under the Retirement Plan are also limited by current statutory regulations, which restrict the amount of benefits that can be paid from a qualified retirement plan. The statutory limit on compensation that may be recognized in calculating benefits is $230,000. This limitation is scheduled to increase periodically based on cost of living increases. Benefit payouts prior to age 65 result in an actuarial reduction of benefits.

On December 31, 2005, BancGroup closed the Retirement Plan to new employees and froze the compensation amounts and years of service for the benefit calculation for participants. As a result of this action, any future annual changes in the present value of accumulated benefit will be a function of (1) the time value of money, as each participant will be a year closer to the assumed payment point, age 65 and (2) changes to the interest rate used to discount those future payouts to the current rate. As noted previously, for 2008 and 2007, the amounts included in the Summary Compensation Table are reflective of these two factors.

BancGroup does not maintain any supplemental executive retirement plans for its executive officers. Such officers are participants in the 401(k) Plan, a defined contribution plan which is a deferred arrangement under Section 401(k) of the Internal Revenue Code and which covers all employees. BancGroup provided a 100% match to any contributions made by participants in 2008 and 2007, subject to a maximum of 6% of cash compensation and certain IRS limits. During 2006, BancGroup provided a 50% match to any contributions made by participants, subject to a maximum of 3% of cash compensation and certain IRS limits. BancGroup also provided a profit sharing component in 2006 equal to 2.5% of cash compensation subject to certain IRS limits. Profit sharing was discontinued for all employees at the end of 2006, and the 401(k) match was increased at that time. The match and profit sharing amounts contributed by BancGroup to each named executive officer’s account for 2008, 2007, and 2006, are shown in the Summary Compensation Table.

Nonqualified Deferred Compensation Plans

Name	Executive contributions during 2008 ($)	BancGroup contributions during 2008 ($)	Aggregate earnings during 2008 ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at December 31, 2008 ($)
(a)	(b)	(c)	(d)	(e)	(f)
Robert E. Lowder	—	—	—	—	—
Sarah H. Moore	—	—	$(31,818)	—	$6,012
Caryn Cope Hughes	—	—	—	—	—
Patti G. Hill	$234,460	—	(266,761)	—	161,154
David B. Byrne, Jr.	—	—	—	—	—
Sandra W. Jansky	—	—	—	—	—

BancGroup implemented the 2006 Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) at the beginning of 2006. The Deferred Compensation Plan allows for the elective deferral of up to 100% of salary and 100% of annual incentives by executive officers and other highly compensated employees (as defined by the IRS) into a nonqualified arrangement in which the participant can designate investments in certain funds consistent with the 401(k) Plan. BancGroup does not provide a match on deferrals. Withdrawals are only allowed based on elections made prior to deferral by each executive officer, with a minimum deferral period of five years. The earnings on the deferred balances are actual market returns from the investment option(s) chosen by the executive officer and are not supplemented or guaranteed in any way by BancGroup. The Deferred Compensation Plan balances are subject to the claims of the general creditors of BancGroup.

COMPENSATION DISCUSSION & ANALYSIS

Two executive officers previously elected to defer portions of their salary into the Deferred Compensation Plan. During 2008, only Ms. Hill deferred compensation into the Plan in the amount of $234,460. This amount was not deducted from the compensation shown in the Summary Compensation Table.

Change in Control Agreements

During 2007, BancGroup, with Board approval, entered into Change in Control Agreements (“CIC Agreements”) with four of the named executive officers and certain other officers. Upon her hiring, BancGroup entered into an employment agreement with Ms. Jansky which included a change in control agreement. Under the employment agreement, if Ms. Jansky’s employment is terminated by the Company without “cause,” or if Ms. Jansky’s employment is terminated by her for “good reason,” she would be entitled to the then current base salary and target bonus amounts otherwise payable through the expiration date of the agreement. Except for these CIC Agreements, Ms. Jansky’s employment agreement, and BancGroup’s broad-based severance policy, none of the named executive officers has an employment agreement which requires BancGroup to pay their salary for any period of time.

The Committee adopted the CIC Agreements as part of its ongoing, periodic review of the Company’s compensation and benefits program, and in recognition of the importance to BancGroup and its shareholders of avoiding the distraction and loss of key senior management personnel that may occur in connection with a rumored or actual change in control. The Committee believes a properly designed Change in Control Program protects shareholder interests by enhancing senior management focus during rumored or actual change in control activity through:

•	Incentives to remain with BancGroup despite uncertainties while a transaction is under consideration;

•	Assurance of severance and benefits for the terminated executive officer; and

•	Ensuring that executive officers remain focused on BancGroup’s business.

The CIC Agreements set the level of benefits at either two-times or three-times base salary and annual incentives to remain competitive with the banking industry as a whole, and specifically with BancGroup’s peer group financial institutions. All payments to an executive officer under the CIC Agreements are conditioned on the executive agreeing to the inclusion of non-compete, non-solicitation and non-disparagement provisions.

BancGroup’s CIC Agreements with each of the named executive officers has been the subject of an 8-K filing with the SEC.

Upon a change in control followed by a termination of the executive’s employment by the Company (or its successor) without “cause” or by the executive for “good reason,” the CIC Agreements require BancGroup to pay or provide the following to the executive:

•

A lump sum payment equal to two or three times the sum of the executive’s annual base salary (the annual amount in effect as of the date of the agreement or, if greater, at any time thereafter, determined without regard to any salary reduction or deferred compensation elections made by the executive) and the executive’s cash incentive compensation calculated as the highest cash incentive (including discretionary bonus) paid or payable to the executive in respect of any of the three full fiscal years ended prior to the termination date or, if greater, the three full fiscal years ended prior to the Change in Control.

•

Tier I CIC Agreements, which provide for a payout of three times the sum of the executive’s annual base salary and cash incentive compensation, have been executed with Robert E. Lowder, Sarah H. Moore, and Patti G. Hill.

COMPENSATION DISCUSSION & ANALYSIS

•

A Tier II CIC Agreement equal to two times the sum of the executive’s annual base salary and cash incentive compensation, had been executed with Caryn Cope Hughes. Pursuant to her resignation, Ms. Hughes’ CIC Agreement is no longer in effect.

•	Ms. Jansky’s employment agreement contains payment terms substantially consistent with the Tier I CIC Agreements.

•	Mr. Byrne does not have a CIC Agreement.

•

The severance pay and benefits provided for in the CIC Agreements are in lieu of any other severance pay to which the executive would be entitled under the Company’s severance plan, or any other plan, agreement or arrangement of the Company or any of its affiliates.

The CIC Agreements provide the same protections to the executives in Tier I and Tier II who are terminated without “cause” or who terminate for “good reason” within 24 months following a change in control, or within six months prior to a change in control if such termination was at the request of a third party who has taken steps reasonably calculated to effect a change in control or otherwise arose in connection with or anticipation of a change in control.

The Tier I CIC Agreements also require BancGroup (or its successor) to make a tax “gross-up” payment in the event any of the foregoing benefits subject the executive to the excise tax on excess parachute payments as determined under Sections 280(g) and 4999 of the Internal Revenue Code. The excise tax payment on Tier I executives is limited by a provision reducing the tax payment if the aggregate value of all covered payments exceed the maximum amount which can be paid to the executive without the employee incurring an excise tax (the “Cap Amount”) by less than 10% of the Cap Amount. In that event, the employee would have the right to designate which of the payments and benefits otherwise provided for in the agreement that he or she would receive in connection with the application of the payment cap.

The Committee believes that the CIC Agreements should compensate the executives who are displaced by a change in control and not serve as an incentive to increase an executive’s personal wealth. Therefore, BancGroup’s CIC Agreements require that there be both a change in control and an involuntary termination without “cause”, or a voluntary termination for “good reason”, which is often referred to as a “double-trigger.” The double-trigger ensures that BancGroup, or its subsidiaries, will become obligated to make payments under the CIC Agreements only if the executive’s employment actually terminates as a result of the change in control.

Stock Options and Time Based Restricted Stock grants also require the double-trigger in order for accelerated vesting to occur in connection with a change in control. Conversely, the Performance Based Restricted Stock grants include a pro rata performance vesting feature in the event of a change in control. The number of shares which would vest upon a change in control will be based upon a daily proration from the date of grant through the date of the change in control multiplied by the number of shares that would have vested if the immediately preceding year end had been the end of the performance period.

COMPENSATION DISCUSSION & ANALYSIS

The following table shows potential payments to the named executive officers upon voluntary termination, involuntary not for cause termination, for cause termination, involuntary or for good cause termination after a change in control, death or disability. The CIC Agreements do not impact any payments other than involuntary or for good cause termination after a change in control. All other payments are pursuant to a broad based severance plan.

Estimated Employee Benefits And Payments Upon Termination(1)

Named Executive Officer	Voluntary Termination	Involuntary Not For Cause Termination	For Cause Termination	Involuntary or For Good Cause Termination After a Change in Control	Death	Disability
Robert E. Lowder
Incremental Benefits
Severance	$—	$1,336,201	$—	$6,473,229	$—	$—
Accelerated Vesting of Long-Term Incentives	—	—	—	155,668	38,837	38,837
Retirement Plans	—	—	—	—	—	—
Other Benefits and Tax Gross-Up	—	—	—	—	—	—
Total Value of Incremental Benefits	$—	$1,336,201	$—	$6,628,897	$38,837	$38,837
Sarah H. Moore
Incremental Benefits
Severance	$—	$428,904	$—	$2,786,712	$—	$—
Accelerated Vesting of Long-Term Incentives	—	—	—	99,407	58,367	58,367
Retirement Plans	—	—	—	—	—	—
Other Benefits and Tax Gross-Up	—	—	—	521,153	—	—
Total Value of Incremental Benefits	$—	$428,904	$—	$3,407,272	$58,367	$58,367
Caryn Cope Hughes
Incremental Benefits
Severance	$—	$464,000	$—	$—	$—	$—
Accelerated Vesting of Long-Term Incentives	—	—	—	—	—	—
Retirement Plans	—	—	—	—	—	—
Other Benefits and Tax Gross-Up	—	—	—	—	—	—
Total Value of Incremental Benefits	$—	$464,000	$—	$—	$—	$—
Patti G. Hill
Incremental Benefits
Severance	$—	$428,904	$—	$2,786,712	$—	$—
Accelerated Vesting of Long-Term Incentives	—	—	—	99,407	58,367	58,367
Retirement Plans	—	—	—	—	—	—
Other Benefits and Tax Gross-Up	—	—	—	567,406	—	—
Total Value of Incremental Benefits	$—	$428,904	$—	$3,453,525	$58,367	$58,367
David B. Byrne, Jr.(2)
Incremental Benefits
Severance	$—	$300,000	$—	$—	$—	$—
Accelerated Vesting of Long-Term Incentives	—	—	—	—	8,083	8,083
Retirement Plans	N/A	N/A	N/A	N/A	N/A	N/A
Other Benefits and Tax Gross-Up	—	—	—	—	—	—
Total Value of Incremental Benefits	$—	$300,000	$—	$—	$8,083	$8,083
Sandra W. Jansky(3)
Incremental Benefits
Severance	$—	$2,250,000	$—	$2,250,000	$—	$—
Accelerated Vesting of Long-Term Incentives	—	—	—	—	1,190	1,190
Retirement Plans	N/A	N/A	N/A	N/A	N/A	N/A
Other Benefits and Tax Gross-Up	—	—	—	—	—	—
Total Value of Incremental Benefits	$—	$2,250,000	$—	$2,250,000	$1,190	$1,190
(1)	In the event that BancGroup issues TARP preferred stock to the U.S. Treasury Department or receives other Governmental funds, during 2009 and future years, the CIC Agreements may be subject to restrictions placed by the U.S. Treasury Department on BancGroup.
(2)	Mr. Byrne does not have a CIC Agreement with BancGroup.
(3)	Ms. Jansky’s Employment Agreement provides for payment of amounts for the remaining Agreement Term under certain circumstances.

COMPENSATION DISCUSSION & ANALYSIS

Director Compensation(1)

The Company uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board. It is the Company’s policy that Directors should also be shareholders, so as to appropriately align the interests of the directors with those of the shareholders. In 2008, pursuant to the Colonial BancGroup Inc., Stock Plan for Directors, each Director must receive a minimum of 25% of their fees earned in the form of stock, however, the Plan also provides for a maximum of 5,000 shares to be issued to any director during one calendar year. The following table provides information concerning compensation earned by the Board of Directors during 2008.

	BancGroup Fees earned			Colonial Bank Fees earned(3)		Cumulative Fees Paid ($)	All other compensa- tion ($)(4)	Grand Total ($)
	Total Fees Earned During 2008	Breakdown of Fees(2)
Name		Cash	Stock	Cash	Stock
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Lewis E. Beville	$55,500	$42,073	$19,427	$500	$2,000	$64,000	—	$64,000
Augustus K. Clements, III	$34,750	$26,069	$14,681	$10,219	$4,881	$55,850	—	$55,850
Robert S. Craft	$51,250	$30,904	$26,346			$57,250	—	$57,250
Patrick F. Dye	$34,250	$25,693	$14,557			$40,250	$36,000	$76,250
Hubert L. Harris Jr.	$46,250	$34,696	$17,554	$7	$993	$53,250	—	$53,250
Clinton O. Holdbrooks	$55,000	$41,266	$19,734			$61,000	—	$61,000
Deborah L. Linden	$43,500	$21,590	$27,910	$3,000		$52,500	—	$52,500
Robert E. Lowder	$36,750	$14,476	$28,274			$42,750	—	$42,750
Milton E. McGregor	$38,520	$28,904	$15,616			$44,520	—	$44,520
John Ed Mathison	$31,000	$23,259	$13,741			$37,000	$18,000	$55,000
John C. H. Miller Jr.	$35,500	$26,631	$14,869	$1,500		$43,000	$78,589	$121,589
Joseph D. Mussafer	$52,250	$39,325	$18,925			$58,250	—	$58,250
William E. Powell, III	$45,500	$34,270	$17,230	$11,065	$3,585	$66,150	—	$66,150
James W. Rane	$31,000	$23,261	$13,739			$37,000	—	$37,000
Simuel S. Sippial, Jr.	$70,000	$46,435	$29,565	$10,103	$4,797	$90,900	—	$90,900
Edward V. Welch	$39,000	$16,916	$28,084			$45,000	—	$45,000

Totals:	$700,020	$475,768	$320,252	$36,394	$16,256	$848,670	$132,589	$981,259

(1)	Fees paid to BancGroup directors under the Directors’ Plan for service as directors of BancGroup and its subsidiaries in cash and stock in 2008 totaled $981,259.
(2)	Grants of $15,000 of restricted stock were made to each director in April 2007 and April 2008. The restricted stock vests on the fifth anniversary of the grant (April 2012 and April 2013, respectively). This column reflects $6,000 for each director which is the financial statement expense amount that has been recognized during 2008 in accordance with FAS 123(R), without consideration of potential forfeitures. The remainder of the fees shown in this column reflect the amount of fees that each Director elected to receive in stock.
(3)	Includes regional and local advisory board fees.
(4)	Three directors received other compensation from BancGroup during 2008, as follows:
•

John C. H. Miller, Jr.—$41,000 for service as Vice-Chairman of BancGroup and advice provided to BancGroup management that extends beyond the legal work for which Mr. Miller’s law firm received legal fees. BancGroup also provided an automobile for Mr. Miller’s use. The Company’s expense relating to this automobile was comprised of lease payments totaling $15,326, insurance totaling $1,456, and $773 for registration. Mr. Miller also received personal use of the Company aircraft valued at $20,034 (using the incremental cost methodology).

•	Patrick F. Dye—$36,000 for consulting, public relations and services provided to Colonial Bank.
•	John Ed Mathison—$18,000 for consulting, public relations, speaking engagements, and/or customer development services for both BancGroup and Colonial Bank.

COMPENSATION DISCUSSION & ANALYSIS

During 2008, Directors of BancGroup received fees as follows:

•	Annual retainer paid as $6,250 per quarter.

•	$2,000 for each Board meeting attended.

•	Annual stock grant of shares worth $15,000.

•	Members of the Audit, Compensation and Risk Committees received fees of $1,500 for each meeting attended.

•	Members of the Executive and Corporate Governance Committees, received fees of $1,250 for each committee meeting attended.

•	The Chairman of the Audit Committee received $2,500 per quarter for serving as chair.

•	The Chairman of the Compensation Committee received $2,500 per quarter for serving as chair.

•	The Chairman of the Nominating and Corporate Governance Committee received $1,500 per quarter for serving as chair.

•	The Chairman of the Risk Committee received $2,500 per quarter for serving as chair.

From time to time, BancGroup may form one or more special litigation committees. Fees paid to such special litigation committee members are $1,000 per meeting attended, provided, however, that in the event a meeting extends beyond four hours in length, then each member shall receive an additional $500 fee for any additional four hour period or portion thereof. There were no such special litigation committees during 2008.

Certain directors of BancGroup also serve as directors of Colonial Bank, and/or its regional and local advisory boards, and receive fees for services on those boards. Fees paid to BancGroup directors under the Directors’ Plan for service as directors of BancGroup and its subsidiaries in cash and stock in 2008 totaled $981,259. Each director has the opportunity to make an annual election to receive the cash fees outlined above in the form of stock, subject to certain limitations.

For 2009, the Compensation Committee has suspended the $15,000 annual stock grant to each director.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis and related Tables with management. Based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The members of the Compensation Committee attended the 2008 Bank Executive and Board Compensation Conference focusing on executive compensation. The seminar was sponsored by Pearl Meyer & Partners and co-hosted by Bank Director Magazine.

Within 90 days after any issuance of TARP preferred stock to the U.S. Treasury Department, the Compensation Committee will conduct a review in conjunction with the Chief Credit and Risk Officer, Ms. Sandra Jansky, to review the Senior Executive Officers’ incentive compensation agreements to ensure that each Senior Executive Officer is not encouraged to take undue risks.

THE COMPENSATION COMMITTEE

Simuel S. Sippial, Jr., Chairman

Milton E. McGregor

Joseph D. Mussafer

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

The Compensation Committee of BancGroup consists of Simuel S. Sippial, Jr., Chairman, Milton E. McGregor and Joe D. Mussafer. During part of 2008, Deborah L. Linden also served on the Compensation Committee. Each of the Compensation Committee Members is an independent, outside director. None of the committee members is a current or former officer or employee of BancGroup. During 2008, 2007 and 2006, no named executive officer of the Company served on the Compensation Committee (or equivalent), or the board of directors of another entity whose executive officer served on BancGroup’s Compensation Committee.

Related Party Transactions

Management recognizes that related party transactions can present unique risks and potential conflicts of interest (in appearance and in fact) while creating the appearance that BancGroup decisions are based upon factors other than the best interests of the Company and shareholders. Therefore, BancGroup maintains stringent written policies around interactions with related parties.

Directors, officers and other related parties are customers of and transact business with BancGroup (more specifically Colonial Bank and Colonial Brokerage, Inc.). All BancGroup transactions with related parties are to be on terms that are no less favorable to BancGroup, including interest rates, collateral and fees, than those of similar transactions with third parties. These transactions also do not involve more than the normal risk of collectability or present any other unfavorable terms.

Any loan that is to be made or renewed by Colonial Bank to a related party, as specified by the banking regulators (i.e. an individual or an entity that is related to or at least partly owned by that individual), must be approved in advance by the board of Colonial Bank.

On behalf of BancGroup and its subsidiaries, BancGroup has previously retained Miller Hamilton of which a director of BancGroup, John C. H. Miller, Jr., held an equity interest. As a result of the magnitude of the fees, the BancGroup Board of Directors approved the terms of the service contract under which Miller, Hamilton, Snider & Odom, L.L.C. (“Miller Hamilton”) provided services. Miller Hamilton ceased operations during 2008. Legal fees paid to this firm by BancGroup and its subsidiaries were approximately $3.9 million in 2008. Management of BancGroup believes that this arrangement was at least as favorable to BancGroup as that which might have been negotiated with unaffiliated parties for similar arrangements and services. On September 1, 2008, many of the firm’s lawyers joined a new law firm, which also acquired certain assets and liabilities of the prior firm. Mr. Miller became a consultant for the new firm, but did not become a partner, member or shareholder of the new firm. BancGroup continued to engage the professional services of the new law firm at rates favorable to BancGroup.

Loans

Certain directors and officers of BancGroup and their affiliated interests were customers of and had transactions with Colonial Bank and Colonial Brokerage, Inc. in the ordinary course of their business during the past year. Additional transactions may be expected to take place in the ordinary course of business. Included in such transactions were outstanding loans and commitments from Colonial Bank and Colonial Brokerage, Inc., all of which were made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

AUDIT COMMITTEE REPORT

In 2008, the Audit Committee of the Board consisted of Lewis E. Beville, Chairman, Hubert L. Harris, Jr., William E. Powell III, and Edward V. Welch. The Board has determined that the members of the Audit Committee satisfy the independence (as defined by Section 303A.02 of the NYSE’s listing standards) and experience requirements of the NYSE and the applicable rules and regulations promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002. Mr. Beville and Mr. Harris have been determined to qualify as “audit committee financial experts” as that term has been defined by SEC rules and regulations.

During 2008, three members of the Audit Committee and three members of the Risk Committee, attended the Directors Education Institute conducted by Duke University’s Law School and Fuqua Graduate School of Business.

The Audit Committee has adopted a charter. The Audit Committee reviews its charter for adequacy on an annual basis. The charter is available on BancGroup’s website at www.colonialbank.com. In accordance with its charter, the Audit Committee met five times in 2008. The Audit Committee has reviewed BancGroup’s audited financial statements with management and its independent auditor to determine whether such statements were consistent with BancGroup’s audit policy and whether BancGroup’s internal controls were adequate for the preparation of the financial statements. The Audit Committee also reviewed with management and BancGroup’s independent auditor the quarterly financial statements of BancGroup prior to the filing of BancGroup’s Quarterly Reports on Form 10-Q in 2008. The Audit Committee held discussions and received communications from PricewaterhouseCoopers LLP (“PwC”) as required by Rule 3526 of the Public Company Accounting Oversight Board, Communications with Audit Committees Concerning Independence, and the matters required by the Statement on Auditing Standards No. 61, as amended. Based upon the reviews and discussion noted above, the Audit Committee recommended to the Board that BancGroup’s audited Financial Statements be included in the Annual Report on Form 10-K.

One of the Audit Committee’s responsibilities is to recommend an independent auditor to BancGroup’s Board of Directors. In making its recommendation for 2009, the Audit Committee considered the fees paid during 2008 to PwC in relation to the services PwC provided and the compatibility of any non-audit services provided by PwC with their status as BancGroup’s independent auditor. The Audit Committee pre-approves all audit and non-audit services to be provided by PwC. The Audit Committee reviews allowable non-audit services that are proposed to be provided by PwC and approves such if it determines that these services are not incompatible with maintaining PwC’s independence.

Taking all of these reviews into account, the Audit Committee appointed PwC as BancGroup’s independent auditor for 2009.

THE AUDIT COMMITTEE

Lewis E. Beville, Chairman

Hubert L. Harris, Jr.

William E. Powell, III

Edward V. Welch

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

Aggregate fees for professional services rendered to BancGroup by PwC for the years ended December 31, 2008, 2007 and 2006, were:

	2008	Percentage	2007	Percentage	2006	Percentage
Audit	$2,023,000	82%	$1,241,000	61%	$960,000	64%
Audit Related	86,000	3%	184,000	9%	52,000	3%
Tax	367,000	15%	619,000	30%	495,000	33%
All Other	1,710	—%	1,500	—%	1,400	—%

Total	$2,477,710	100%	$2,045,500	100%	$1,508,400	100%

Audit Fees were for professional services rendered for the audits of the consolidated financial statements and internal controls of BancGroup, statutory and subsidiary audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the SEC.

Audit Related Fees were for assurance and related services related to employee benefit plan audits, and consultations concerning financial accounting and reporting standards. For 2007, Audit Related Fees also included services related to business acquisitions and the issuance of the REIT Preferred Share offering.

Tax Fees were for services related to tax compliance, including the preparation of tax returns and claims for refund; and tax planning and tax advice, advice related to mergers and acquisitions, tax services for employee benefit plans, and requests for rulings or technical advice from tax authorities. The aggregate fees for tax compliance were $110,000 for 2008, $102,000 for 2007 and $90,000 for 2006.

All Other Fees relate to BancGroup’s subscription to an online accounting information service provided by PwC.

The Audit Committee pre-approved 100% of the fees paid to PwC for 2008, 2007 and 2006.

Compatibility of Fees

BancGroup’s Audit Committee has considered the provision of non-audit services by PwC and the fees paid to PwC for such services and believes that the provision of such services and their fees are compatible with maintaining PwC’s independence.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the independent auditor to audit the consolidated financial statements of BancGroup and its subsidiaries for the fiscal year ending December 31, 2009 and BancGroup’s internal control over financial reporting as of December 31, 2009. Representatives of PwC are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders present at the meeting. Although shareholder ratification of the appointment of PwC as independent auditor is not required by our bylaws or otherwise, we are submitting the selection of PwC to our shareholders for ratification so that shareholders can participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for BancGroup.

Vote Required

The ratification of PwC as independent auditor of BancGroup is Proposal 2 on the proxy card. To ratify the appointment of PwC as independent auditor for BancGroup, a majority of shares represented at the Annual Meeting must be voted in favor of Proposal 2. Abstentions and broker non-votes will not be counted as votes “FOR” the Proposal, but will be counted as being present at the Annual Meeting. The Board recommends that shareholders vote FOR the ratification of PwC as BancGroup’s independent auditors for 2009.

PROPOSAL 3

APPROVAL OF THE AMENDED AND RESTATED STOCK INCENTIVE PLAN

Introduction

On April 18, 2001, BancGroup’s shareholders approved the 2001 Long Term Incentive Plan (“LTIP”). The LTIP, by its terms, was designated to terminate on January 17, 2011 unless terminated earlier by BancGroup’s Board of Directors (“The Board”). The LTIP provided for, among other things, the award of incentive and non-qualified stock option, time-based and performance based restricted stock awards, performance units, SAR’s and other such equity compensation opportunities for its employees. Under the LTIP and subject to certain changes in capital structure of BancGroup, 10,000,000 shares of BancGroup were reserved and made available for awards. When the LTIP was initially approved, no more than 10% of the total shares authorized under the plan could be used for grants of awards of restricted stock or unrestricted awards of BancGroup common stock. In addition, to ensure that compensation resulting from awards made under the LTIP would qualify for a tax deduction by BancGroup, under the performance-based exception for employee remuneration contained in Internal Revenue Code (“IRC”) Section 162(m), (i) the maximum number of shares of BancGroup common stock that could be granted during any one calendar year to certain BancGroup executive officers pursuant to stock options and/or stock appreciation rights, was limited to 200,000, and (ii) the maximum number of shares of restricted stock that may be granted during any one calendar year under the LTIP to such officers was limited to 200,000. Further, the maximum fair market value of any other awards that may be received by such officers (less any consideration paid by such officers for such award) during any one calendar year under the LTIP, was limited to $4,000,000.

As of February 18, 2009, the total shares available to issue under the LTIP was 4,139,892 and the total shares available to be awarded as restricted stock or unrestricted awards of BancGroup common stock was 763. BancGroup desires to amend and restate the LTIP to: (i) increase the number of shares available for awards under the Plan, (ii) modify the share sub-limits that apply to certain types of awards authorized under the Plan, (iii) change the name of the Plan to The Colonial BancGroup, Inc. Stock Incentive Plan, (iv) eliminate the automatic termination date so that the Plan will continue until terminated by the Board, and (v) modify certain administrative procedures. On January 21, 2009, the Board adopted the Amended and Restated Stock Incentive Plan.

Plan Summary

The Colonial BancGroup Inc., Stock Incentive Plan (the “Plan”) provides, generally, for the granting of various types of incentive stock-based awards including incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, and performance units, all of which may be issued only to key employees, officers and directors of BancGroup. As of February 18, 2009, the total number of potential participants in the plan is approximately 4,929 employees. The purpose of the Plan is to: (i) attract and retain persons eligible to participate in the Plan; (ii) motivate participants by means of appropriate equity-based incentives to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of similar companies; and (iv) further identify participants’ interests with those of BancGroup’s other stockholders through compensation that is based on BancGroup’s common stock; and thereby promote the long-term financial interest of BancGroup and its subsidiaries, including the growth in value of BancGroup’s equity and enhancement of long-term stockholder return.

The effective date of the Plan is January 21, 2009 provided that Awards based on shares of Stock that are added to the Plan as described in Article V shall not be effective until this amendment and restatement has been approved by the shareholders of the Company. The Plan shall continue until terminated by action of the Board of Directors as authorized under Article 14.

The Plan is to be administered and interpreted by the Compensation Committee of the Board (the “Committee”), such other committee as the Board may designate, or, at the discretion of the Board from time to time, by the Board. The Committee is to consist of two or more members of the Board. It is intended that the directors appointed to serve on the Committee shall be “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and “outside directors” within the meaning of IRC Section 162(m) and the regulations thereunder. The NYSE listing standards also require that the members of the Committee are “independent” as that term is defined by Section 303A.02 of those standards.

Subject to any adjustments which may be made under the Plan for certain changes in the capital structure of BancGroup, 15,000,000 shares of BancGroup common stock will be reserved and available for awards under the Plan, or which may be used to provide a basis of measurement for, or to determine the value of, an award under the Plan. In addition, to ensure that compensation resulting from awards made under the Plan will qualify for a tax deduction by BancGroup, under the performance-based exception for employee remuneration contained in IRC Section 162(m), (i) the maximum number of shares of BancGroup common stock that may be granted during any one calendar year to certain BancGroup executive officers pursuant to stock options and/or stock appreciation rights, is limited to 500,000, and (ii) the maximum number of shares of restricted stock that may be granted during any one calendar year under the Plan to such officers is limited to 500,000. Further, the maximum fair market value of any other awards that may be received by such officers (less any consideration paid by such officers for such award) during any one calendar year under the Plan, continues to be limited to $4,000,000.

The Committee is authorized to determine the time or times options may be exercised (subject to the requirement that no option may be exercised for a period exceeding ten years from the date such option is granted), the performance or other conditions, if any, that must be satisfied before all or part of an option may be exercised, and the methods by which the exercise price of an option may be paid and the form of payment (including cash, shares of BancGroup common stock, or other property). Incentive stock options issued under the Plan are subject to a number of additional limitations including, but not limited to: (i) the options cannot be issued at less than the fair market value of BancGroup common stock on the date they are granted; (ii) the aggregate fair market value (determined as of the date of grant) of all shares of BancGroup common stock with respect to which such options are first exercisable by a participant in any calendar year may not exceed $100,000; and (iii) the exercise price of such options issued to any individual who owns 10% or more of the combined voting power of BancGroup may not be less than 110% of the fair market value of BancGroup common stock on the date such options are granted and such options must expire not later than five years from the date they are granted.

Stock appreciation rights may be granted under the Plan. Stock appreciation rights permit the recipient to receive from BancGroup an amount based upon an increase in the fair market value of BancGroup’s common stock. The grant price of a stock appreciation right must be not less than the fair market value of BancGroup’s common stock on the date the stock appreciation right is granted. The amount payable upon exercise of a stock appreciation right, for each share covered by the stock appreciation right, is equal to the difference between the exercise price and the fair market value of the share on the date of exercise. The Committee is responsible for determining the term (which cannot exceed a period of ten years from the date of grant), methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any stock appreciation right. An award of a stock appreciation right, along with its terms and conditions, must be set forth in an award agreement between BancGroup and the recipient.

The Plan also provides for the grant of awards in the form of performance units. The Committee selects recipients of performance unit awards and establishes performance objectives and other terms and conditions to payment of the performance units. The performance objectives may relate to the specific performance of the recipient, or the performance of BancGroup, its subsidiary, or its business unit. Performance objectives are intended to enhance the long term financial condition or operational objectives of BancGroup. The extent to which performance objectives are met will determine the number and value of performance units that will be paid to a recipient.

The Plan provides for the grant of restricted stock. A restricted stock award under the Plan consists generally of a grant of BancGroup’s common stock to the recipient subject to terms and conditions, including provisions relating to transferability and forfeiture, determined by the Committee at the time of the award. Unless otherwise provided by the Committee, all awards of restricted stock are to vest at a rate of 20% per year commencing on the first anniversary of the award. All awards of restricted stock are to be evidenced by an award agreement.

The Plan also grants to the Committee discretion to make stock-based awards in other forms and to establish the terms and conditions of the award at the time of grant. In general, any other form of stock-based award under the Plan will be payable in, valued in whole or in part by reference to, or be otherwise based on or related to common stock of BancGroup. Any such award must be determined by the Committee to be consistent with the purposes of the Plan.

With respect to any and all awards, other than awards granted subject to performance goals, the Committee may, in its sole discretion, either at the time of grant or subsequent thereafter at any time determine that all or a portion of an award shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of an award shall lapse, in each case, as of such date as the Committee may determine. In addition, if, at any time after a change in control of BancGroup an employee is involuntarily terminated other than for deliberate, willful, or gross misconduct, or the employee terminates his or her employment subsequent to a reduction in the employee’s salary, or a transfer by BancGroup of the employee to a location more than fifty (50) miles from the prior location of employment, then notwithstanding any award agreement, all outstanding awards of such employee shall become fully exercisable and all restrictions on such outstanding awards shall lapse.

Finally, the Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that the Board or Committee shall condition any amendment or modification on the approval of stockholders of BancGroup if such approval is necessary to comply with the requirements of Sections 422 (relating to the requirements of incentive stock options) or 162(m) (relating to performance-based compensation) of the Code, or other applicable law, or if such approval is deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

Tax Consequences

BancGroup understands the federal income tax consequences of stock options, stock appreciation rights, restricted stock, and performance units under the Plan, under existing federal income tax laws and regulations to be as follows:

•

Holders of incentive stock options (“ISO”) will not recognize taxable income upon the grant of such options and will not recognize taxable income as a result of the exercise of such options (except to the extent of taxes imposed under the alternative minimum tax). The amount by which the fair market value of the stock at the time of the exercise exceeds the option price, however, is treated as a preference item subject to the alternative minimum tax.

•

The tax consequences upon the disposition of BancGroup stock acquired by exercise of an ISO depend upon whether the stock was disposed of within the statutory holding period for ISO stock. The ISO holding period is the latter of two years from the date of the granting of the ISO to the participant, or one year from the date that the shares were transferred to the participant upon exercise. When the participant disposes of ISO stock after the stock has been held to a date that is both two years after the grant of the option and one year after its exercise, the participant will recognize as capital-gains income the difference between the amount received in such disposition and the option exercise price.

•

BancGroup will not be entitled to any tax deduction in connection with the grant or exercise of the ISO, provided that the stock acquired through the exercise of the option is not disposed of within the two year or one year period described above. If, however, the stock acquired through the exercise of an ISO is disposed of within the two year or one year period described above, then the excess, if any, of the fair market value of such stock over the option exercise price will be treated as ordinary income to the participant in the year in which such disposition occurred, and BancGroup will be entitled to an income tax deduction in that year.

•

In contrast, the holder of a Non-qualified stock option, upon exercise, must include as ordinary income an amount equal to the excess of the fair market value of the stock acquired at the date of exercise over the option exercise price. BancGroup will be entitled to an income tax deduction at the time the optionee recognizes income equal to the amount of income recognized by the optionee.

•

The holder of stock appreciation rights will not be subject to federal income tax at the time of receipt. The amount of stock, cash, or other property delivered to the holder upon exercise of such rights will be treated as ordinary income to the employee in the year the rights are exercised. BancGroup may deduct the compensation arising from the exercise of a stock appreciation right in its taxable year in which the employee’s taxable year of inclusion ends.

•

The holder of restricted stock will not be subject to federal income tax at the time of receipt. The holder must include as ordinary income, however, the appreciation in value of the stock between the purchase price (if any) and the value of the stock at the time the restrictions lapse (i.e., at the time the restricted stock vests). If there is no purchase price, the holder will be taxed on the value of the stock at the time the restrictions lapse. BancGroup will be entitled to a deduction in the taxable year in which the holder’s taxable year of inclusion ends.

•

The holder of a performance unit will not be taxed on the grant of the performance units. The plan participant will, however, recognize ordinary income in the year that the performance unit is paid to the participant in an amount equal to the value of the property received by the participant less the amount (if any) paid by the participant for the performance units. BancGroup will be allowed a deduction in the year that ends in the year in which the payment is includible in the gross income of the holder.

Vote Required

Approval of the amended Stock Incentive Plan is Proposal 3 on the proxy card. To approve the amended Stock Incentive Plan, a majority of shares represented at the Annual Meeting must be voted in favor of Proposal 3. Abstentions and broker non-votes will not be counted as votes “FOR” the Proposal, but will be counted as being present at the Annual Meeting. The Board recommends that the shareholders vote FOR the Stock Inventive Plan, herein attached as Appendix A.

PROPOSAL 4

APPROVAL OF THE AMENDED EMPLOYEE STOCK PURCHASE PLAN

Introduction

On April 20, 1994, BancGroup’s shareholders approved the Colonial BancGroup Inc., Employee Stock Purchase Plan (“ESPP”). By its terms, the ESPP will terminate upon action by the Board of Directors (“The Board”). The purpose of the ESPP is to provide eligible employees of BancGroup and its subsidiaries with a simple and convenient way to invest in shares of Common Stock of BancGroup without payment of any brokerage commissions, service charges or other expense. As of February 18, 2009, approximately 4,929 employees are eligible to participate. Under the ESPP, and subject to certain changes in capital structure of

BancGroup, 600,000 shares of BancGroup common stock were reserved and made available for issuance under the Plan, with an additional 400,000 shares permitted to be purchased off the open market.

As of February 18, 2009, the total shares available to issue under the ESPP were 92,662 and the total shares available to be purchased off the open market were 337,560. BancGroup desires to amend and restate the ESPP to: (i) increase the number of shares available for awards under the Plan and (ii) modify certain administrative procedures.

Plan Summary

Participants may purchase Common Stock under the Plan from their regular bi-weekly salary a specified amount to be applied to the purchase of Common Stock under the Plan. Payroll deductions may not be less than $25 per deduction and not more than 15 percent of salary for the pay period in question. Any provisions of the plan to the contrary notwithstanding, no employee shall be permitted to purchase stock under the plan in an amount which exceeds twenty-five thousand dollars ($25,000) of the fair market value of such stock for each calendar year. In addition to authorizing regular payroll deductions, Participants may send an amount once a month to be applied to the purchase of Common Stock under the Plan. This payment must be in whole dollar amounts of not less than $100 and not in excess of $1,000 and must be received by the Company no later than the 15th calendar day of any month if shares are to be purchased for that month; if the 15th falls on a non-business day, the immediately following business day. Participation in the plan is completely voluntary and must be the free election of the eligible employee.

The maximum number of shares that may be issued under the Plan from the authorized but unissued shares of the Company’s Common Stock shall be 3,500,000. An additional 2,500,000 shares may be purchased off the open market. Shares sold under the Plan may also be acquired by the Company from open market purchases. Only whole shares will be issued. No fractional shares may be purchased under the plan.

Participants shall purchase stock under the Plan at the Market Price which shall be 100 percent of the average daily closing prices of the Common Stock reported by the New York Stock Exchange (“NYSE”) for all trading days within the month that deductions were made, ending on the trading day immediately preceding the Price Determination Day. The Price Determination Day shall be the last business day of each month. Participants will incur no brokerage commissions or service charges for purchases made under the Plan. All costs of administration of the Plan will be paid by the Company.

A Participant may vote at shareholders’ meetings any shares credited to such Participant’s account by which voting in person at any meeting or by submitting a duly executed proxy. A Participant will receive any dividend paid in cash on the shares credited to the Participant’s account in the Plan. Certificates representing whole shares will be issued on written request if the Participant has accumulated 50 shares or more on account in the Plan. Further, certificates representing whole shares will be issued to Participants upon written request if such participant has left the Company’s employ, has terminated his participation in the Plan, or desires to sell his stock. Any remaining whole shares will continue to be credited to the to the Participant’s account. Certificates for fractions of a share will not be issued, and the Participant will be paid in cash at the Market Price for the month in which the Participant ceases to participate in the Plan for any fraction of a share left in the Participant’s account. Participants who cease to participate in the Plan shall not be entitled to participate in the Plan again for six months.

Vote Required

Approval of the amended Employee Stock Purchase Plan is Proposal 4 on the proxy card. To approve the amended Employee Stock Purchase Plan, a majority of shares represented at the Annual Meeting must be voted in favor of Proposal 4. Abstentions and broker non-votes will not be counted as votes “FOR” the Proposal, but will be counted as being present at the Annual Meeting. The Board recommends that the shareholders vote FOR the Employee Stock Purchase Plan, herein attached as Appendix B.

The following table presents information regarding Colonial’s equity compensation plans at December 31, 2008.

Plan Category	Number of securities to be issued upon exercise of outstanding options and restricted shares (a)		Weighted-average exercise price of outstanding options and restricted shares (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation plans approved by shareholders:
Stock option awards(1)	5,744,346	(2)	15.75		4,041,179
Employee Stock Purchase Plan(3)		(4)		(4)	131,953	(5)
Equity compensation plans not approved by shareholders:	—		—		—

Total	5,744,346				4,173,132

(1)	Consists of awards granted under the 1992 Incentive Stock Option Plan, the 1992 Non Qualified Stock Option Plan, and the Colonial BancGroup, Inc. 2001 Long Term Incentive Plan.
(2)	Amount includes 999,363 restricted shares awarded, subject to vesting requirements.
(3)	Consists of shares issuable under the Colonial BancGroup Inc. Employee Stock Purchase Plan.
(4)	The number of shares that may be issued pursuant to Colonial’s stock purchase plan during a given period and the purchase price of such shares cannot be determined in advance of such purchases.
(5)	Colonial’s Stock Purchase Plan also allows for shares to be purchased off the open market. As of December 31, 2008 the Plan could still purchase up to 337,560 shares off the open market.

BYLAW PROVISIONS REGARDING CONDUCT OF SHAREHOLDERS’ MEETINGS

BancGroup’s bylaws contain two provisions relating to the conduct of stockholders’ meetings. The first provision requires that certain procedures be followed by a stockholder of record who wishes to present business at the annual meeting of stockholders, including the nomination of candidates for election as directors. In order to nominate a person for election as a director or to present other business at a meeting, a stockholder must provide written notice thereof to the Secretary of BancGroup not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting, provided that, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

As it relates to director nominations, the written notice must state all information as to each nominee required to be disclosed in solicitations of proxies for election of directors under SEC regulations, including the written consent of each such nominee. As for any other business that the stockholder proposes to bring before the meeting, the written notice must contain a brief description of the business, the reasons for conducting the business at the meeting and any material interest in such business of such stockholder. The notice must also contain the name and address of such stockholder and the class and number of shares of BancGroup owned beneficially and of record, as well as the same information for each beneficial owner who may be nominated for election as a director.

The Board is not required to nominate a person designated by a stockholder or to take up such other business as may be contained in a written notice from a stockholder; however, compliance with this procedure would permit a stockholder to nominate the individual at the stockholders’ meeting, and any stockholder may vote shares in person or by proxy for any individual such stockholder desires. The procedures relating to nominating directors and presenting other business at a stockholders’ meeting may only be used by a stockholder who is a stockholder of record at the time of the giving of the notice by the stockholder to the secretary of BancGroup. The procedures do not prohibit or apply to stockholder proposals under SEC Rule 14a-8 as described at “Proposals of Stockholders.”

The second provision of BancGroup’s bylaws relates to the conduct of the business at a stockholders’ meeting. Under that provision, the Board has the authority to adopt rules for the conduct of meetings, and, unless inconsistent with any such rules, the Chairman of the meeting may prescribe such rules, regulations and procedures as, in his judgment, are appropriate for the proper conduct of the meeting.

PROPOSALS OF SHAREHOLDERS

Subject to certain rules of the SEC, proposals by shareholders intended to be presented at BancGroup’s 2010 annual meeting of stockholders must be received at BancGroup’s principal executive offices not less than 120 calendar days in advance of March 24, 2010 (November 14, 2009), for inclusion in the proxy or information statement relating to the 2010 annual meeting.

HOUSEHOLDING

Only one Annual Report and Proxy Statement is being delivered to multiple shareholders sharing an address unless BancGroup received contrary instructions from one or more of the shareholders.

If a shareholder at a shared address to which a single copy of the Annual Report and Proxy Statement was delivered wishes to receive a separate copy of the Annual Report or Proxy Statement, he or she should contact BancGroup’s Director of Investor Relations, by telephoning 888-843-0622 or by writing to Director of Investor Relations at P.O. Box 241148, Montgomery, Alabama 36124-1148. The shareholder will be delivered, without charge, a separate copy of the Annual Report and/or Proxy Statement promptly upon request.

If shareholders at a shared address currently receiving multiple copies of the Annual Report and Proxy Statement wish to receive only a single copy of these documents, they should contact BancGroup in the manner provided above.

OTHER MATTERS

BancGroup does not know of any matters to be presented for action at the meeting other than those listed in the notice of the meeting and referred to herein.

BancGroup will furnish shareholders, upon written request and payment of a reasonable fee for copying charges, copies of the exhibits to its Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2008. Requests should be made to:

The Colonial BancGroup, Inc.

Attn: David B. Byrne, Jr.

Post Office Box 241148

Montgomery, Alabama 36124-1148

PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, YOU MAY VOTE YOUR PROXY VIA TELEPHONE OR THE INTERNET.

YOU MAY REVOKE YOUR PROXY BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF BANCGROUP AT ANY TIME PRIOR TO THE VOTING THEREOF, BY EXECUTING AND SUBMITTING A LATER DATED PROXY BEFORE THE MEETING, OR IF YOU VOTE ELECTRONICALLY, THEN BEFORE 11:59 P.M. EASTERN TIME ON APRIL 14, 2009, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

Appendix A

THE COLONIAL BANCGROUP, INC.

STOCK INCENTIVE PLAN

Amended and Restated January 21, 2009

WHEREAS, The Colonial BancGroup, Inc. (the “Company”) established The Colonial BancGroup, Inc. 2001 Long-Term Incentive Plan (the “Plan”), effective July 1, 2001, and amended the Plan on April 19, 2006 and January 15, 2008;

WHEREAS, the Company desires to amend and restate the Plan to: (i) increase the number of shares available for awards under the Plan, (ii) modify the share sub-limits that apply to certain types of awards authorized under the Plan, (iii) change the name of the Plan to The Colonial BancGroup, Inc. Stock Incentive Plan, (iv) eliminate the automatic termination date so that the Plan will continue until terminated by the Company’s board of directors, and (v) modify certain administrative procedures;

WHEREAS, the Company intends that the Plan be continued through this restatement, that outstanding awards will continue to be subject to the terms of this Plan and that common stock that is available for awards under the Plan continue to be available for future awards; and

WHEREAS, the Company intends to participate in the Capital Purchase Program that is authorized under the Emergency Economic Stabilization Act of 2008 and will enter into compensation limitation agreements with its senior officers that may supersede the terms of certain awards that are granted under this Plan;

NOW, THEREFORE, this amendment and restatement of the Plan is adopted by Company on this 21st day of January, 2009:

ARTICLE 1

PURPOSE

1.1. General. The purpose of the Plan is to: (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants by means of appropriate equity-based incentives to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of similar companies; and (iv) align Participants’ interests with those of the Company’s shareholders; and thereby promote the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company’s common stock and enhancement of long-term shareholder return.

ARTICLE 2

EFFECTIVE DATE

2.1. Effective Date. The Plan was originally effective on July 1, 2001. This amendment and restatement of the Plan is effective on January 21, 2009, provided that Awards based on shares of Stock that are added to the Plan as described Article V shall not be effective until this amendment and restatement has been approved by the shareholders of the Company.

ARTICLE 3

DEFINITIONS

3.1. Definitions. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means (i) the occurrence of a transaction with respect to which either a notice or application must be filed with the Federal Reserve Board under the provisions of 12 C.F.R. § 225.41, Code of Federal Regulations, or any successor thereto (concerning the acquisition of control of a bank or bank holding company), or approval must be obtained under 12 C.F.R. § 225.11, Code of Federal Regulations, or any successor thereto (concerning acquisition by a bank holding company of a bank or bank holding company), and as a result of which more than 50% of the outstanding shares of the Company, or any successor thereof, are owned or controlled by any person or entity, or group acting in concert, which, prior to such transaction, owned or controlled less than 50% of the shares of the Company, (ii) individuals who were directors of the Company immediately prior to a Control Transaction (as defined below) shall cease within one year of such Control Transaction, to constitute a majority of the Board of Directors of the Company, or (iii) the Company is merged or consolidated with another corporation and the Company is not the surviving corporation or survives as a subsidiary of another corporation, or the Company sells or otherwise disposes of substantially all its assets. “Control Transaction” shall be (i) any tender offer for or acquisition of shares of the Company, (ii) any merger, consolidation, or sale of substantially all the assets of the Company, (iii) any contested election of directors of the Company, or (iv) any combination of the foregoing which results in a change in voting power sufficient to elect a majority of the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f) “Committee” means the committee of the Board described in Article 4.

(g) “Company” means The Colonial BancGroup, Inc., a Delaware corporation.

(h) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3) or the regulations thereunder.

(i) “Date of Grant” means the date the Committee takes action that is sufficient to grant an Award or, if later, the grant date that is specified in the Award.

(j) “Disability” shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

(k) “Fair Market Value” means, on any given date, the applicable description below (unless the Committee determines in good faith the fair market value of the Stock to be otherwise):

(1) If the Stock is traded on a trading exchange (e.g., the New York Stock Exchange) or is reported on the Nasdaq National Market System, another Nasdaq automated quotation system or the OTC Bulletin Board System, Fair Market Value shall be determined by reference to the price of the Stock on such exchange or system with respect to the date for which Fair Market Value is being determined and, to the extent applicable, in a manner consistent with Code Sections 409A and 422.

(2) If the Stock is not traded on a recognized exchange or automated trading system, Fair Market Value shall be the value determined in good faith by the Committee or the Board and, to the extent applicable, in a manner consistent with Code Sections 409A and 422.

(l) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(m) “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

(n) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(o) “Other Stock-Based Award” means a right, granted to a Participant under Article 11, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(p) “Participant” means a person described in Article VI who has been granted an Award under the Plan.

(q) “Performance Unit” means a right granted to a Participant under Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

(r) “Plan” means The Colonial BancGroup, Inc. Stock Incentive Plan, as embodied herein and as amended from time to time.

(s) “Restricted Stock” means Stock that the Committee is authorized to grant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(t) “Restricted Stock Award” means an Award of Restricted Stock.

(u) “Stock” means the $2.50 par value Common Stock of the Company, and such other securities of the Company as may be substituted for Stock pursuant to Article 13.

(v) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(w) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. For Incentive Stock Options, the term shall have the meaning set forth in Code Section 424(f).

(x) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(y) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 4

ADMINISTRATION

4.1. Committee. The Plan shall be administered and interpreted by the Compensation Committee of the Board (the “Committee”), such other committee as the Board may designate, or, at the discretion of the Board from time to time, by the Board. The Committee shall consist of two or more members of the Board. The Committee shall be composed of at least two individuals or such number that satisfies the minimum requirements of section 162(m)(4)(C) of the Code, Rule 16b-3 of the 1934 Act, and the member rules of any trading exchange (e.g., the New York Stock Exchange) or reporting system (e.g., the Nasdaq National Market System, the OTC Bulletin Board System) upon which Stock is traded, whose members are not employees of the Company or an Affiliate. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

4.2. Action by the Committee. For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3. Authority of Committee. The Committee has the power, authority and discretion to:

(a) Designate Participants;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the Date of Grant, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(e) Accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g) Prescribe the form of each Award Agreement, which need not be identical for each Participant; and

(h) Decide all other matters that must be determined in connection with an Award.

(i) Amend the Plan, pursuant to Article XIV.

4.4. Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement, and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. Number of Shares. Subject to adjustment as provided in Section 13.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Unit Award) shall be fifteen million (15,000,000) shares.

5.2. Lapsed Awards. To the extent that an Award is canceled, terminates, expires or lapses for any reason, including Awards granted prior to this amendment and restatement of the Plan, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan.

5.3. Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4. Limitation on Awards. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 13.1), the maximum number of shares of Stock with respect to one or more Stock-based Awards that may be granted during any one calendar year under the Plan to any one Covered Employee shall be 500,000. The maximum value of any cash-based Performance Unit or other cash-based Award (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $4,000,000.

ARTICLE 6

ELIGIBILITY

6.1. General. Awards may be granted to individuals who employees, officers, directors, consultants or advisors of the Company, including any regional or advisory directors, of the Company or a Subsidiary.

ARTICLE 7

STOCK OPTIONS

7.1. General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Committee but shall not be less than the Stock’s Fair Market Value as of the Date of Grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided, however, that in no event may any Incentive Stock Option be exercisable for more than ten years from the Date of Grant. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable at an earlier date.

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants; provided that if shares of Stock surrendered in payment of the exercise price were themselves acquired otherwise than on the open market, such shares shall have been held by the Participant for at least six months.

(d) Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

7.2. Incentive Stock Options. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a) Exercise. In no event may any Incentive Stock Option be exercisable for more than ten years from the Date of Grant.

(b) Lapse of Option. An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in paragraphs (2), (3) and (4) below, provide in writing that the Incentive Stock Option will extend until a later date, but if the Incentive Stock Option is exercised after the dates specified in paragraphs (2), (3) and (4) below, it will automatically become a Non-Qualified Stock Option:

(1) The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

(2) If the Participant terminates employment for any reason other than as provided in paragraph (3) or (4) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant’s termination of employment; provided, however, that if the employment is terminated as a result of deliberate, willful, or gross misconduct as determined by the Board of Directors or the Committee, all rights under the Incentive Stock Option shall terminate and expire upon such termination.

(3) If the Participant terminates employment by reason of his Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant’s termination of employment.

(4) If the Participant dies while employed, or during the three-month period described in paragraph (2) or during the one-year period described in paragraph (3) and before the Incentive Stock Option otherwise lapses, the Incentive Stock Option shall lapse one year after the date of the appointment of a personal representative for such deceased Participant’s estate. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 12.6.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 12, if a Participant exercises an Incentive Stock Option after termination of employment, the Incentive Stock Option may be exercised only with respect to the shares that were otherwise vested on the Participant’s termination of employment.

(c) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the Date of Grant) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00; provided, however, that to the extent that an Option would exceed this limitation, it shall without further action be granted as a Non-Qualified Stock Option.

(d) Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the Date of Grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary unless the exercise price per share of such Incentive Stock Option is at least 110% of the Fair Market Value per share of Stock at the Date of Grant and the Incentive Stock Option expires no later than five years after the Date of Grant.

(e) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made with respect to shares of Stock described in Section 5.1 more than ten years after the amendment authorizing such shares has been approved by the shareholders of the Company.

(f) Right To Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(g) Employees. The Committee may grant Incentive Stock Options only to individuals who are employees of the Company or a Subsidiary. The grant of an Incentive Stock Option to a person who is not such an employee shall be treated as a Non-Qualified Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1. Grant of SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(a) Right to Payment. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of one share of Stock on the date of exercise; over

(2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the Date of Grant.

(b) Other Terms. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The term, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement; provided, however, that in no event may any Stock Appreciation Right be exercisable for more than ten years from the Date of Grant.

ARTICLE 9

PERFORMANCE UNITS

9.1. Grant of Performance Units. The Committee is authorized to grant Performance Units to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Units granted to each Participant. All Awards of Performance Units shall be evidenced by an Award Agreement.

9.2. Right To Payment. A grant of Performance Units gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Units are granted, in whole or in part, as the Committee shall establish at grant. The Committee shall set performance goals that satisfy the requirements of § 162(m) of the Code and regulations issued thereunder and/or other terms or conditions to payment of the Performance Units in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Units that will become vested or paid to the Participant.

9.3. Other Terms. Performance Units may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

ARTICLE 10

RESTRICTED STOCK AWARDS

10.1. Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. Unless otherwise provided by the Committee, all Awards of Restricted Stock shall vest at a rate of 20% per year commencing on the first anniversary of the Award. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

10.2. Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

10.3. Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company.

10.4. Certificates for Restricted Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11

OTHER STOCK-BASED AWARDS

11.1. Grant of Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 12

PROVISIONS APPLICABLE TO AWARDS

12.1. Stand-Alone and Tandem Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award granted under the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

12.2. Exchange Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 13.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made, and after taking into account the tax, securities and accounting effects of such an exchange.

12.3. Term of Award. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option, any Stock Appreciation Right granted in tandem with an Incentive Stock Option (or, if Section 7.2(d) applies, five years from the Date of Grant), any Non-Qualified Stock Option, or any Stock Appreciation Right exceed a period of ten years from the Date of Grant.

12.4. Form of Payment for Awards. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

12.5. Limitations on Transfer. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that for an Award that is not an Incentive Stock Option, the Committee may (but need not) permit transfers by the Participant if such transferability (i) does not result in accelerated taxation, (ii) does not disqualify an Incentive Stock Option Award under Code Section 422(b), and (iii) is permissible and appropriate under applicable state and federal securities laws and the terms of the form of the registration of the Plan under the 1933 Act (or terms of an applicable registration exemption).

12.6. Beneficiaries. A Participant may, in the manner determined by the Committee and consistent with Section 12.5, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

12.7. Stock Certificates. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

12.8. Rights Upon A Change in Control. A Participant’s rights after a Change in Control shall be determined by the terms of each respective Award Agreement. However, for Awards granted prior to this amendment and restatement of the Plan, a Participant’s rights after a Change in Control of the Company shall be determined by the terms of the Plan prior to this amendment and restatement (unless provided otherwise in an Award Agreement). To the extent that acceleration of rights upon a Change in Control would cause Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(c), the excess Options shall be deemed to be Non-Qualified Stock Options.

12.9. Acceleration of Rights. Except as to any Award granted subject to performance goals under Section 12.10, the Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Awards shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 12.9.

12.10. Performance Goals. The Committee may determine that any Award granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of (a) the achievement by the Company, Subsidiary, or business unit of the Company of a specified target return, or target growth in return on equity or assets, (b) the Company’s level of earnings per share, (c) the Company’s stock price, (d) the Company’s level of nonperforming assets, (e) the achievement by an individual, the Company, or a business unit of the Company or Subsidiary of a specified target, or target growth in, revenues, net income or earnings per share or decrease in expense, (f) the achievement of objectively determinable goals with respect to service or product delivery, service or product quality, customer satisfaction, meeting budgets and/or retention of employees or (g) any combination of the goals set forth in (a) through (f) above. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder) and the Committee may for any reason reduce (but not increase) any Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

12.11. Termination of Employment. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur in a circumstance in which a Participant transfers from the Company to one of its Subsidiaries, transfers from a Subsidiary to the Company, or transfers from one Subsidiary to another Subsidiary.

ARTICLE 13

CHANGES IN CAPITAL STRUCTURE

13.1. General. In the event of a Stock dividend, Stock split, reverse Stock split, subdivision, consolidation or other similar events, the authorization limits under Article 5 shall be adjusted proportionately, and the shares of Stock and any exercise price then subject to each Award shall be adjusted proportionately. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through reorganization, recapitalization, reclassification, share exchange, stock split-up, combination of shares, merger or consolidation, the authorization limits under Article 5 shall be adjusted proportionately, and there shall be substituted for each such share of Stock then subject to each Award the number and class of shares into which each outstanding share of Stock shall be so exchanged and the purchase price for the shares then subject to each Award shall be adjusted proportionately. All adjustments required in this Article shall be made as determined by the Committee in its sole and absolute discretion.

ARTICLE 14

AMENDMENT, MODIFICATION AND TERMINATION

14.1. Amendment, Modification and Termination. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that the Board or Committee shall condition any amendment or modification on the approval of shareholders of the Company if such approval is necessary to comply with the requirements of Sections 422 or 162(m) of the Code, or other applicable law, or if such approval is deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

14.2. Term of Plan. The Plan shall continue until terminated by an action authorized under Section 14.1.

ARTICLE 15

GENERAL PROVISIONS

15.1. No Rights to Awards. No Participant or eligible participant shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants or eligible participants uniformly.

15.2. No Shareholder Rights. No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

15.3. Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require that any such withholding requirement be satisfied, in whole or in part, by withholding shares of Stock having a Fair Market Value on the date of withholding equal to the amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes, and may include procedures for establishing a trading plan that satisfies the requirements of Rule 10b5-1 promulgated under the 1934 Act.

15.4. No Right to Continued Service. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or status as an officer or director at any time, nor confer upon any Participant any right to continue as an employee, officer or director of the Company or any Subsidiary.

15.5. Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

15.6. Indemnification. To the extent allowable under applicable law, each member of the Committee, and any officer or employee authorized by the Committee to undertake any action hereunder, shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.7. Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Subsidiary unless provided otherwise in such other plan.

15.8. Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.9. Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

15.11. Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

15.12. Legal Compliance and Other Conditions.

(a) No Award shall be exercisable, no Stock shall be issued, no certificates for shares of Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all federal or state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all securities exchanges or self-regulatory organizations on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of Stock issued pursuant to this Plan may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal or state laws and regulations. No Award shall be exercisable, no Stock shall be issued, no certificate for shares shall be delivered and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matters.

(b) As a condition to the grant, exercise or vesting of an Award, the Company may require a Participant to represent and warrant at the time that the shares of Stock are being purchased only for investment and without any present intention to sell or distribute such shares. At the option of the Company, a stop transfer order against any shares of Stock may be placed on the official Stock books and records of the Company, and a legend indicating that the Stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the Stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with federal or state securities laws. This provision shall not obligate the Company or any Affiliate to undertake registration of Awards, Options or Stock hereunder.

15.13. Governing Law. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

15.14. Additional Provisions. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.

IN WITNESS WHEREOF, The Colonial BancGroup, Inc. has caused this Stock Incentive Plan to be adopted as of this the 21st day of January 2009.

THE COLONIAL BANCGROUP, INC.

By:	/s/ Robert E. Lowder
Robert E. Lowder
Chairman & Chief Executive Officer

Appendix B

THE COLONIAL BANCGROUP, INC.

COMMON STOCK

EMPLOYEE STOCK PURCHASE PLAN

April 20, 1994

Amended and Restated as of January 21, 2009

1. PARTICIPATION

All employees of The Colonial BancGroup, Inc., and its subsidiaries (the “Company”) shall have the right to purchase shares of the Company’s Common Stock through the Employee Stock Purchase Plan (the “Plan”). Employee means any person , including an officer, who is treated as an employee of the company for payroll tax purposes and who is customarily employed for at least twenty (20) hours per week. Such eligible employees who purchase shares in the Plan are hereinafter referred to as Participants. Participation un the plan is completely voluntary and must be the free election of the eligible employee.

Under the Plan, Participants may purchase the Company’s Common Stock from the Company at the Market Price, as defined in section 4. Shares shall be purchased either from the Company’s authorized but unissued shares of Common Stock or from shares acquired by the Company on the open market.

2. PURPOSE

The purpose of the Plan is to provide the employees of the Company with a convenient way to become shareholders in the Company. It is believed that employee participation in the ownership of the Company will help to promote employee incentives essential to the continued growth of the Company and the mutual benefit of its employees and shareholders. It is intended that this Plan provide for “broad-based participation” within the meaning of regulations promulgated under section 16(b) of the Securities Exchange Act of 1934.

3. STOCK PURCHASES

Participants may purchase Common Stock under the Plan at any time by completing, signing and delivering to the Stock Plan Manager of the Company a Subscription Form authorizing the Company to deduct from their regular bi-weekly salary a specified amount to be applied to the purchase of Common Stock under the Plan. Payroll deductions may not be less than $25 per deduction and not more than 15 percent of salary for the pay period in question. Any provisions of the plan to the contrary notwithstanding, no employee shall be permitted to purchase stock under the plan in an amount which exceeds twenty-five thousand dollars ($25,000) of the fair market value of such stock for each calendar year. Participants may deliver the Subscription Form in person or mail the Subscription Form to the Stock Plan Manager at the Company’s principal executive offices in Montgomery Alabama. Payroll deductions must be in whole dollar amounts only. Upon written request to the Stock Plan Manager of the Company by the employee, the amount of payroll deductions may be changed.

In addition to authorizing regular payroll deductions, Participants may send an amount once a month to the Stock Plan Manager to be applied to the purchase of Common Stock under the Plan. This payment must be in whole dollar amounts of not less than $100 and not in excess of $1,000 and must be received by the Stock Plan Manager of the Company no later than the 15th calendar day of any month if shares are to be purchased for that month; if the 15th falls on a non-business day, the immediately following business day. In such cases, the employee’s letter of instructions to the Company should clearly state that the funds are to be applied to the purchase of the Company’s Common Stock in accordance with the terms of the Plan.

The maximum number of shares that may be issued under the Plan from the authorized but unissued shares of the Company’s Common Stock shall be 3,500,000. An additional 2,500,000 shares may be purchased off the open market. Shares sold under the Plan may also be acquired by the Company from open market purchases. Only whole shares will be issued. No fractional shares may be purchased under the plan.

On the Price Determination Day, as defined in section 4, the Company will credit to the account of each Participant such number of whole shares of Common Stock as shall equal the amount remitted by the Participant under the Plan for the month in which the Price Determination Day occurs divided by the Market Price. Any funds remaining after such purchase will be added to succeeding remittances, which are to be applied to purchases on the next succeeding Price Determination Day.

4. MARKET PRICE

Participants shall purchase stock under the Plan at the Market Price which shall be 100 percent of the average daily closing prices of the Common Stock reported by the New York Stock Exchange (“NYSE”) for all trading days within the month that deductions were made, ending on the trading day immediately preceding the Price Determination Day. The Price Determination Day shall be the last business day of each month.

If there is no trading in the Common Stock on the NYSE (or if trading is halted or suspended) for a substantial amount of time during any trading day during the five day period or if publication of the sales prices of the Common Stock on any such trading day does not take place or contains a reporting error, the purchase price of shares purchased shall be determined by BancGroup on the basis of such market quotations or information as it shall deem appropriate.

5. PARTICIPANT’S ACCOUNT

The Company shall maintain for each Participant an account to which will be credited in the name of the Participant the number of shares purchased under the Plan. Certificates representing shares will not be issued to the Participant except as specified below. On an annual basis and whenever reasonably requested in writing, Participants will receive a statement of their accounts showing the purchase prices, shares purchased and other information for the year to date.

6. COSTS

Participants will incur no brokerage commissions or service charges for purchases made under the Plan. All costs of administration of the Plan will be paid by the Company.

7. CERTIFICATES

Certificates for shares of Common Stock purchased under the Plan will not be issued except as stated herein. However, certificates representing whole shares will be issued on written request if the Participant has accumulated 50 shares or more on account in the Plan. Further, certificates representing whole shares will be issued to Participants upon written request if such participant has left the Company’s employ, has terminated his participation in the Plan, or desires to sell his stock. Any remaining whole shares will continue to be credited to the to the Participant’s account. Certificates for fractions of a share will not be issued, and the Participant will be paid in cash at the Market Price for the month in which the Participant ceases to participate in the Plan for any fraction of a share left in the Participant’s account.

8. VOTING OF SHARES: DIVIDENDS

A Participant may vote at shareholders’ meetings any shares credited to such Participant’s account by which voting in person at any meeting or by submitting a duly executed proxy. A Participant will receive any dividend paid in cash on the shares credited to the Participant’s account in the Plan.

9. STOCK DIVIDENDS, STOCK SPLITS, AND PREEMPTIVE RIGHTS

Any stock dividends or stock splits distributed by the Company on shares credited to the account of a Participant under the Plan will be credited to the Participant’s account. Stock dividends or split shares distributed on shares for which certificates representing such shares have been issued to the Participant under the Plan will be mailed directly to the Participant in the same manner as to shareholders who are not participating in the Plan.

In the event that the Company makes available to its shareholders preemptive rights to purchase additional shares of Common Stock, the Participant will be entitled to receive any such rights on any shares of Common Stock credited to his account under the Plan.

10. TRANSFER OF SHARES

Shares credited to the account of a Participant under the Plan may not be sold, pledged, or assigned without the Participant first obtaining a certificate for such shares.

11. TERMINATION OF ACCOUNT

A Participant may terminate his account at any time by notifying the Company of such desire in writing. Promptly after termination, a certificate for the stock purchased and credited to the Participant’s account under the Plan will be issued and delivered to the Participant for all whole shares. Except as may be provided in section 16 hereof, a Participant who terminates his account may not resume participation in the Plan until six pay periods have passed.

12. AMENDMENT AND TERMINATION OF THE PLAN

Notwithstanding any other provision of the Plan, the Board of Directors of the Company or any designated committee thereof reserves the right to amend, suspend, modify, or terminate the Plan at any time, provided that the provisions of sections 1, 3 and 4 hereof shall not be amended more frequently than once every six months, other than to comply with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act, or the regulations thereunder, and provided further that the stockholders of the Company shall approve any amendments that would (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the number of securities which may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan. All Participants will receive notice of any such amendments, suspension or modifications. Upon a termination of the Plan, certificates for whole shares credited to a Participant’s account under the Plan will be issued to the Participant.

13. DUTIES AND RESPONSIBILITIES

The Company shall not have any responsibility beyond the exercise of ordinary care for any action taken or omitted pursuant to this Plan, nor shall the Company have any duties, responsibilities or liabilities except such as are expressly set forth herein. The Company shall not be liable hereunder for any act done in good faith, or any good faith omission to act, including, without limitation, any claims of liability for any fluctuation in the market value after purchase of shares.

14. SUSPENSION OF PURCHASES

The Board of Directors of the Company may suspend or disallow any purchases under the Plan if such purchases would violate any federal or state securities laws or other applicable laws and regulations.

15. GOVERNING LAW

This Plan is governed by the laws of the State of Delaware.

16. CERTAIN PROVISIONS REGARDING EXECUTIVE OFFICERS

To the extent that certain Participants in the Plan may be covered by section 16(b) of the Securities Exchange Act of 1934, the participation by such persons in the Plan shall, in addition to the foregoing, be governed by the following provisions.

A. Any derivative security which may be created under this Plan shall not be transferable by the Participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Nothing in this Plan or this section, however, shall be deemed to create a derivative security.

B. Participants covered by section 16(b) who cease to participate in the Plan shall not be entitled to participate in the Plan again for six months.

PROXY

SOLICITED BY THE BOARD OF DIRECTORS

THE COLONIAL BANCGROUP, INC.

Annual Meeting of Shareholders

April 15, 2009

The undersigned hereby appoints Simuel S. Sippial Jr. and William E. Powell, III, and either of them, or such other persons as the Board of Directors of The Colonial BancGroup, Inc. (“BancGroup”) may designate, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock, par value $2.50 per share, of BancGroup (the “Common Stock”) which the undersigned would be entitled to vote at the annual meeting of shareholders to be held on April 15, 2009, and at any and all adjournments thereof. The proxies, in their discretion, are further authorized to vote (i) for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, and (ii) on any other matter that may properly come before the meeting, including matters incident to the conduct of the meeting.

(Continued and to be signed on reverse side.)

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Ù  FOLD AND DETACH HERE  Ù

Ù  FOLD AND DETACH HERE  Ù

1. To elect the following Directors for terms expiring in 2012: (01) Lewis E. Beville (02) John Ed Mathison (03) Joseph Mussafer	FOR all nominees listed except as marked to the contrary ☐	WITHHOLD authority to vote for all nominees ☐

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL,

STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE ABOVE LIST.

2. To ratify the appointment of PricewaterhouseCoopers LLP as BancGroup’s independent auditor for 2009. FOR ☐ AGAINST ☐ ABSTAIN ☐
3. To approve the amended and restated Stock Incentive Plan. FOR ☐ AGAINST ☐ ABSTAIN ☐
4. To approve the amended Employee Stock Purchase Plan. FOR ☐ AGAINST ☐ ABSTAIN ☐

PLEASE MARK ONE OF THE BOXES FOR EACH PROPOSAL TO REFLECT YOUR VOTE. PLEASE SIGN AND DATE THIS PROXY.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PERSONS NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 ABOVE.
Signature(s)
Dated: , 2009

Please sign exactly as your name appears on this card. Agents, executors, administrators, guardians, and trustees must give full title as such. Corporations should sign by their President or authorized officer.

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Ù  Please detach proxy at perforation before mailing.  Ù

YOU MAY VOTE BY TELEPHONE OR THE INTERNET.

If you are voting by telephone or the internet, please do not mail your proxy.

(  VOTE BY TELEPHONE  (

Call Toll-Free using a Touch-Tone phone

1-866-894-0537

VOTE BY INTERNET

Access the Website and cast your vote

https://www.securitiesinterlink6.com/continental/servlet/SvltProxyVote?arch=c&entity=continental

VOTE BY MAIL

Return your proxy in the postage-paid envelope provided.

Vote 24 hours a day, 7 days a week!

Your telephone or internet vote must be received by 11:59 p.m. eastern daylight time on April 14, 2009 to be counted in the final tabulation.

YOUR CONTROL NUMBER IS

Vote by Telephone

Have your proxy card available when you call the Toll-Free number 1-866-894-0537 using a touch-tone phone. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote by Internet

Have your proxy card available when you access the website: https://www.continentalstock.com. Click on “Proxy Voting Log In” on the right side of the screen. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote by Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Proxy Services, C/O Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004.

To Change Your Vote

Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent internet vote will change your vote. The last vote received before 11:59 p.m. eastern daylight time, April 14, 2009 will be the one counted. You may also revoke your proxy by voting in person at the Annual Meeting.